SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement	[ ]	Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials

JUNIPER NETWORKS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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	2)	Aggregate number of securities to which transaction applies:

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[ ]	Fee paid previously with preliminary materials:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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	2)	Form, Schedule or Registration Statement No.:

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Notice of 2014 Annual Meeting of Stockholders

Time and Date	9:00 a.m., Pacific Time, on Wednesday, May 21, 2014

Place	Juniper Networks, Inc.
1133 Innovation Way
Building A, Aristotle Conference Room
Sunnyvale, CA 94089

Items of Business
(1)	To elect eight directors;
(2)	To ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as auditors for the fiscal year ending December 31, 2014;
(3)	To hold a non-binding advisory vote regarding executive compensation; and
(4)	To consider such other business as may properly come before the meeting.

Adjournments and Postponements
Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date
You are entitled to vote only if you were a Juniper Networks stockholder as of the close of business on March 28, 2014.

Meeting Admission
You are invited to attend the annual meeting if you were a Juniper Networks stockholder as of the close of business on March 28, 2014. You should be prepared to present valid government-issued photo identification for admittance. In addition, if you are a stockholder of record, your ownership will be verified against the list of stockholders of record on the record date prior to being admitted to the meeting. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to March 28, 2014, a copy of any voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the annual meeting.

The annual meeting will begin promptly at 9:00 a.m., Pacific Time. Check-in will begin at 8:30 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

This notice of annual meeting and proxy statement and form of proxy are first being provided to our stockholders on or about April 8, 2014.

Juniper Networks, Inc. Notice of 2014 Annual Meeting and Proxy Statement

Voting
Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and vote your shares as soon as possible.

If you received notice of how to access the proxy materials over the Internet, a proxy card and voting instruction card were not sent to you, but you may vote by telephone, over the Internet, or by scanning the QR code below using your mobile device. If you received a proxy card and other proxy materials by mail, you may submit your proxy card or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy card or voting instruction card in the pre-addressed envelope provided, or, in most cases, by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers beginning on page 1 of this proxy statement and the instructions on the proxy card or voting instruction card or that are provided by email or over the Internet.

By Order of the Board of Directors,

Mitchell L. Gaynor Executive Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 21, 2014
The proxy statement, form of proxy and our 2014 Annual Report are available at www.proxyvote.com

Scan this QR code with your mobile device to vote your shares

2014 Annual Meeting of Stockholders
Notice of Annual Meeting and Proxy Statement
Table of Contents

Questions and Answers about the Proxy Materials and the Annual Meeting	1
Why am I receiving these materials?	1
What is included in these materials?	1
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials
this year instead of a full set of proxy materials?	1
How can I get electronic access to the proxy materials?	1
How may I obtain Juniper Networks’ 2013 Annual Report on Form10 K?	1
How may I obtain a separate set of proxy materials?	1
What items of business will be voted on at the annual meeting?	2
How does the Board recommend that I vote?	2
What shares can I vote?	2
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	2
How can I attend the annual meeting?	3
If I am unable to attend the annual meeting in person, can I view the meeting via webcast?	3
How can I vote my shares in person at the annual meeting?	3
How can I vote my shares without attending the annual meeting?	3
Can I change my vote or otherwise revoke my proxy?	4
How many shares must be present or represented to conduct business at the annual meeting?	4
Will my shares be voted if I do not vote as described in the Notice?	4
What is the vote required to approve each of the proposals?	4
What are broker non-votes?	5
Is cumulative voting permitted for the election of directors?	5
What happens if additional matters are presented at the annual meeting?	5
Who will bear the cost of soliciting votes for the annual meeting?	5
Where can I find the voting results of the annual meeting?	5
What is the deadline to propose actions for consideration or to nominate individuals
to serve as directors?	5
Corporate Governance Principles and Board Matters	7
Board Independence	7
Board Structure and Committee Composition	8
Board Leadership Structure and Role of the Lead Independent Director	10
Identification and Evaluation of Nominees for Directors	10
Management Succession Planning	11
Board’s Role in Risk Oversight	12
Communications with the Board	12
Policy on Director Attendance at Annual Meetings	12
Director Compensation	13
Non-Employee Director Meeting Fee and Retainer Information	13
Director Compensation Table For Fiscal 2013	14

Proposals to be Voted On	15
PROPOSAL NO. 1 — Election of Directors	15
PROPOSAL NO. 2 — Ratification of Independent Registered Public Accounting Firm	19
PROPOSAL NO. 3 — Non-Binding Advisory Vote on Executive Compensation	20
Executive Compensation	21
Compensation Discussion and Analysis	21
Executive Summary	21
In-Depth Compensation Discussion & Analysis	28
Role of the Compensation Committee	28
Role of the Compensation Consultant	28
Role of the Chief Executive Officer and Management	28
Factors Considered in Determining Executive Pay	28
Elements of Executive Compensation	31
Base Salary	32
Executive Annual Cash Incentive Compensation and Cash Bonus	33
Long-Term Equity Incentive Compensation	35
Benefits and Perquisites	38
Severance Benefits	39
Equity Award Granting Policy	41
Equity Ownership Guidelines	42
No 280G Excise Tax Gross Ups	42
Repayment of Certain Bonus and Incentive Payments	42
The Impact of Favorable Accounting and Tax Treatment on Compensation Program Design	42
Compensation Risk Assessment	43
Compensation Committee Report	43
Compensation Committee Interlocks And Insider Participation	43
Summary Compensation Table	44
Grants of Plan-Based Awards for Fiscal 2013	46
Outstanding Equity Awards at Fiscal 2013 Year-End	47
Option Exercises and Stock Vested For Fiscal 2013	49
Compensation Consultant Fee Disclosure	49
Equity Compensation Plan Information	50
Principal Accountant Fees and Services	52
Security Ownership of Certain Beneficial Owners and Management and
Related Stockholder Matters	52
Executive Officer and Director Stock Ownership Guidelines	54
Section 16(a) Beneficial Ownership Reporting Compliance	55
Certain Relationships and Related Transactions	55
Report of the Audit Committee of the Board of Directors	56

Questions and Answers about the Proxy Materials and the Annual Meeting

Q:	Why am I receiving these materials?
A:	The Board of Directors (the “Board”) of Juniper Networks, Inc., a Delaware corporation (“Juniper Networks” or the “Company”), has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail or email, in connection with the Board’s solicitation of proxies for use at Juniper Networks’ annual meeting of stockholders, which will take place on May 21, 2014. As a Juniper Networks stockholder as of March 28, 2014 (the “Record Date”), you are invited to attend the annual meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Q:	What is included in these materials?
A:	These materials include:

Our proxy statement for the annual meeting; and Our 2013 Annual Report, which includes our audited consolidated financial statements.

If you requested printed versions of these materials by mail, these materials also include the proxy card or voting instruction card for the annual meeting.

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
A:	Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, on or about April 8, 2014, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners as of the Record Date. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice (www.proxyvote.com). You may also request to receive a set of the proxy materials by mail or electronically by email. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Q:	How can I get electronic access to the proxy materials?
A:	The Notice will provide you with instructions regarding how to:

View our proxy materials for the annual meeting on the Internet; and Instruct us to send future proxy materials to you electronically by email or in paper copy by mail.

Choosing to access our proxy materials on the Internet or to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q:	How may I obtain Juniper Networks’ 2013 Annual Report on Form 10-K?
A:	Stockholders may request a free copy of the 2013 Annual Report on Form 10-K from our principal executive offices at:

Juniper Networks, Inc. Attn: Investor Relations 1194 North Mathilda Avenue Sunnyvale, CA 94089 (408) 745-2000

A copy of our 2013 Annual Report on Form 10-K is also available with our other proxy materials at www.proxyvote.com. In addition, you can access a copy on the website of the SEC. You can reach this website by going to the Investor Relations Center on our website, and clicking on the link labeled “SEC Filings.” The website of the Investor Relations Center is:

http://investor.juniper.net/investor-relations/default.aspx

We will also furnish any exhibit to the 2013 Annual Report on Form 10-K if specifically requested in writing.

Q:	How may I obtain a separate set of proxy materials?
A:	As a result of Juniper’s adoption of “householding”, if you share an address with another stockholder, you may receive only one Notice (or other stockholder communications, including our proxy materials)

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Juniper Networks, Inc. Notice of 2014 Annual Meeting and Proxy Statement	1

unless you have provided contrary instructions. If you wish to receive a separate Notice now or in the future, you may write or call us to request a separate copy from:

Juniper Networks, Inc. Attn: Investor Relations 1194 North Mathilda Avenue Sunnyvale, CA 94089 (408) 745-2000

http://investor.juniper.net/investor- relations/default.aspx

Similarly, if you share an address with another stockholder and have received multiple copies of the Notice, you may write or call us at the above address and phone number to request delivery of a single copy of the Notice.

Q:	What items of business will be voted on at the annual meeting?
A:	The items of business scheduled to be voted on at the annual meeting are:

  To elect eight directors;
  To ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as auditors for the fiscal year ending December 31, 2014; and
  To hold a non-binding advisory vote regarding executive compensation.

We will also consider other business that properly comes before the annual meeting.
Q:	How does the Board recommend that I vote?
A:	Our Board recommends that you vote your shares:

  “FOR” each of the nominees to the Board;
  “FOR” the ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as auditors for the fiscal year ending December 31, 2014; and
  “FOR” the approval of our executive compensation.

Q:	What shares can I vote?
A:	Each share of Juniper Networks common stock issued and outstanding as of the close of business on March 28, 2014, the Record Date, is entitled to be voted on all items being voted upon at the annual meeting. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner (i.e., in street name) through a broker, trustee or other nominee such as a bank. More information on how to vote these shares is contained in this proxy statement. On the Record Date, we had approximately 473,340,668 shares of common stock issued and outstanding.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:	Most Juniper Networks stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially, which may affect how you can vote your shares.

Stockholder of Record

If your shares are registered directly in your name with Juniper Networks’ transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the stockholder of record, and the Notice or proxy statement was sent directly to you by Juniper Networks. As the stockholder of record, you have the right to grant your voting proxy directly to Juniper Networks as described in the Notice and this proxy statement or to vote in person at the annual meeting.

Questions and Answers about the Proxy Materials
and the Annual Meeting

Beneficial Owner

If your shares are held in a brokerage account, by trustee or by another nominee, you are considered the beneficial owner of shares held in street name, and the Notice or proxy statement was forwarded to you by such broker or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a legal proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided a voting instruction card for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:	How can I attend the annual meeting?
A:	You are entitled to attend the annual meeting only if you were a Juniper Networks stockholder as of the close of business on March 28, 2014, the Record Date. You should be prepared to present valid government-issued photo identification for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record on the record date prior to your being admitted to the annual meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to March 28, 2014, the Record Date, a copy of any voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide valid government-issued photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.

The annual meeting will be held on May 21, 2014 at our corporate headquarters located at 1133 Innovation Way, Building A, Sunnyvale, CA 94089. The annual meeting will begin promptly at 9:00 a.m., Pacific Time. Check-in will begin at 8:30 a.m., and you should allow ample time for the check-in procedures.
Q:	If I am unable to attend the annual meeting in person, can I view the meeting via webcast?
A:	The annual meeting will be available live via webcast beginning at 9:00 a.m. Pacific Time on May 21, 2014. Please visit the following link to view the webcast: http://investor.juniper.net.

Q:	How can I vote my shares in person at the annual meeting?
A:	Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, you should also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the annual meeting?
A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a stockholder of record, you may vote by submitting a proxy by any of the methods specified below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions in the proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

By Internet – Stockholders of record of Juniper Networks with Internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards or the Notice or by following the voting instructions provided by email or over the Internet. If you hold your shares in street name, please check the voting instruction card provided by your broker, trustee or nominee for Internet voting availability and instructions.

By Telephone – Stockholders of record of Juniper Networks who live in the United States or Canada may submit proxies by following the “Vote by Phone” instructions on their proxy cards or the Notice or by following the voting instructions provided by

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Juniper Networks, Inc. Notice of 2014 Annual Meeting and Proxy Statement	3

email or over the Internet. If you hold your shares in street name, please check the voting instruction card provided by your broker, trustee or nominee for telephone voting availability and instructions.

By Mail – Stockholders of record of Juniper Networks who receive proxy materials by mail may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Juniper Networks stockholders who hold shares beneficially in street name and who receive voting materials by mail from their brokers, trustees or nominees may vote by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelopes.

Q:	Can I change my vote or otherwise revoke my proxy?
A:	You may change your vote at any time prior to the vote at the annual meeting. If you are the stockholder of record, you may change your vote by granting a new proxy by telephone, over the Internet or by submitting a properly signed proxy card bearing a later date (which automatically revokes the earlier proxy). You may also revoke your proxy by providing a written notice of revocation to the Juniper Networks Corporate Secretary at Juniper Networks, Inc., ATTN: Corporate Secretary, 1194 North Mathilda Avenue, Sunnyvale, California 94089 prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the annual meeting without any other action will not cause your previously granted proxy to be revoked. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

Q:	How many shares must be present or represented to conduct business at the annual meeting?
A:	The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of shares of Juniper Networks common stock entitled to vote must be present in person or represented by proxy at the annual meeting. Both abstentions and broker non-votes will be counted for the purpose of determining the presence of a quorum.

Q:	Will my shares be voted if I do not vote as described in the Notice?
A:	If your shares are held in street name, your broker may, under certain circumstances, vote your shares. Certain brokerage firms, trustees and nominees have authority to vote client’s unvoted shares on some “routine” matters. If you do not give voting instructions to your broker, trustee or nominee, your broker, trustee or nominee may either (1) vote your shares on “routine” matters or (2) leave your shares unvoted. The proposal related to the ratification of the appointment of Ernst & Young as auditors for the fiscal year ending December 31, 2014 is considered a “routine” matter. None of the other proposals are considered “routine” matters and therefore, your broker will not be able to vote on these proposals without your instructions. If you are a stockholder of record and do not submit a proxy or vote at the annual meeting, your shares will not be voted.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card or vote by telephone or over the Internet without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of Juniper Networks’ nominees to the Board, “FOR” ratification of the independent registered public accounting firm, “FOR” approval of our executive compensation) and in the discretion of the proxy holders as to any other matters that may properly come before the annual meeting.

Q:	What is the vote required to approve each of the proposals?

  Each of the eight nominees for director will be elected if he or she receives a majority of the votes cast with respect to the nominee at the annual meeting (meaning the number of shares voted “FOR” a director nominee must exceed the number of shares voted “AGAINST” that director nominee).
  The proposals for the approval of the ratification of the independent registered public accounting firm, and the approval of our executive compensation each requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy and entitled to vote on each proposal at the annual meeting. The vote on approval of our executive compensation is non-binding on the Company and the Board. However, we will take the outcome of the vote under advisement in evaluating our executive compensation programs.

Broker Non-Votes: For purposes of all proposals, broker non-votes will not affect the outcome of proposals, assuming that a quorum is obtained.

Abstentions: Abstentions will have the same effect as a vote “AGAINST” the non-binding, advisory proposal on executive compensation and the proposal for the approval of the ratification of the independent registered public accounting firm. Abstentions will not affect the vote on the election of directors.

Questions and Answers about the Proxy Materials
and the Annual Meeting

Q:	What are broker non-votes?
A:	If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner, such as the proposals related to the election of directors and the non-binding advisory vote to approve executive compensation, and voting instructions are not given.

Q:	Is cumulative voting permitted for the election of directors?
A:	No. Each share of common stock outstanding as of the close of business on the Record Date is entitled to one vote.

Q:	What happens if additional matters are presented at the annual meeting?
A:	Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Robyn M. Denholm and Mitchell L. Gaynor, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:	Who will bear the cost of soliciting votes for the annual meeting?
A:	Juniper Networks is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these materials and soliciting votes. If you access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Innisfree M&A Incorporated to assist us in the distribution of proxy materials and the solicitation of votes described above. We will pay Innisfree

M&A Incorporated a fee of $15,000 and reimburse them for customary costs and expenses associated with these services. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

Q:	Where can I find the voting results of the annual meeting?
A:	We intend to announce voting results from the annual meeting in a current report on Form 8-K within four (4) business days of the annual meeting. If the voting results announced in the Form 8-K are preliminary, we will file an amended Form 8-K reporting final voting results within four (4) business days of such final voting results becoming available.

Q:	What is the deadline to propose actions for consideration or to nominate individuals to serve as directors?
A:

Although the deadline for submitting proposals or director nominations for consideration at the 2014 annual meeting has passed, you may submit proposals, and director nominations, for consideration at future stockholder meetings.

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in Juniper Networks’ proxy statement for the 2015 annual meeting, the written proposal must be received by the Corporate Secretary of Juniper Networks at our principal executive offices no later than December 9, 2014. If the date of the 2015 annual meeting is moved more than 30 days before or after the anniversary date of the 2014 annual meeting, the deadline for inclusion of proposals in Juniper Networks’ proxy statement for the 2015 annual meeting is instead a reasonable time before Juniper Networks begins to print and mail its proxy materials for the 2015 annual meeting. Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Juniper Networks, Inc. ATTN: Corporate Secretary 1194 North Mathilda Avenue Sunnyvale, CA 94089 Fax: (408)745-2100

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Juniper Networks, Inc. Notice of 2014 Annual Meeting and Proxy Statement	5

For a stockholder proposal that is not intended to be included in Juniper Networks’ proxy statement under Rule 14a-8, the stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of Juniper Networks common stock to approve that proposal, provide the information required by the bylaws of Juniper Networks and give timely notice to the Corporate Secretary of Juniper Networks in accordance with our bylaws, which, in general, require that the proper notice be received by the Corporate Secretary of Juniper Networks not more than 75 days and not less than 45 days prior to the one year anniversary of the date Juniper Networks first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) to stockholders in connection with the previous year’s annual meeting of stockholders. For the 2015 annual meeting, the notice must be received no earlier than January 23, 2015 and no later than February 22, 2015. However, if the date of the 2015 annual meeting is advanced more than 30 days before or more than 60 days after the anniversary date of this year’s annual meeting, then for notice to be timely, the notice must be received by the Corporate Secretary not earlier than the 120th day prior to the 2015 annual meeting and not later than the close of business on the later of the 90th day prior to the 2015 annual meeting or the 10th day following the day on which public announcement of the date of the 2015 annual meeting is first made by Juniper Networks. To be in proper form, a stockholder’s notice to the Corporate Secretary must set forth the information required by the Company’s bylaws.

Recommendation and Nomination of Director Candidates: The Nominating and Corporate Governance Committee will consider both recommendations and nominations for candidates to the Board from Qualifying Stockholders. A “Qualifying Stockholder” is a stockholder that has owned for a period of one year prior to the date of the submission of the recommendation through the time of submission of the recommendation at least 1% of the total common stock of the Company outstanding as of the last day of the calendar month preceding the submission. A Qualifying Stockholder that desires to recommend a candidate for election to the Board must direct the recommendation in writing to Juniper Networks, Inc., ATTN: Corporate Secretary, 1194 North Mathilda Avenue, Sunnyvale, California 94089, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years, written evidence that the candidate is willing to serve as a director of the Company if nominated and elected and evidence of the nominating person’s ownership of Company common stock.

A stockholder that instead desires to nominate a person directly for election to the Board must meet the deadlines and other requirements set forth in Section 2.5 of the Company’s bylaws and the rules and regulations of the SEC. To be timely, such stockholder’s notice must be delivered to or mailed and received by the Corporate Secretary of the Company not more than 75 days and not less than 45 days prior to the one year anniversary of the date Juniper Networks first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) to stockholders in connection with the Company’s previous year’s annual meeting of stockholders. For the 2015 annual meeting, the notice must be received no earlier than January 23, 2015 and no later than February 22, 2015. However, if the date of the 2015 annual meeting is advanced more than 30 days before or more than 60 days after the anniversary date of this year’s annual meeting, then for notice to be timely, the notice must be received by the Corporate Secretary not earlier than the 120th day prior to the 2015 annual meeting and not later than the close of business on the later of the 90th day prior to the 2015 annual meeting or the 10th day following the day on which public announcement of the date of the 2015 annual meeting is first made by Juniper Networks. To be in proper form, a stockholder’s notice to the Corporate Secretary must set forth the information required by the Company’s bylaws.

Copy of Bylaws: You may contact the Juniper Networks Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Corporate Governance Principles and Board Matters

Juniper Networks is committed to having sound corporate governance principles. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace. Juniper Networks’ Corporate Governance Standards and Worldwide Code of Business Conduct and Ethics applicable to all Juniper Networks employees, officers and directors are available at http://investor.juniper.net/investor-relations/corporate-governance/default.aspx. Our Worldwide Code of Business Conduct and Ethics applies to our principal executive officer and all other employees and complies with the rules of the SEC and the listing standards of the New York Stock Exchange (“NYSE”). This code of ethics is posted on our website at www.juniper.net, and may be found as follows: (1) from our main Web page, first click on “Company” and then on “Investor Relations,” (2) next, select “Corporate Governance” and then click on “Worldwide Code of Business Conduct and Ethics.” Alternatively, you may obtain a free copy of this code of ethics by contacting the Investor Relations Department at our corporate offices by calling

1-408-936-5396 or by sending an e-mail message to investor-relations@juniper.net. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of ethics by posting such information on our Website, at the address and location specified above. Juniper Networks has also adopted procedures for raising concerns related to accounting and auditing matters in compliance with the listing standards of the NYSE. Concerns relating to accounting, legal, internal controls or auditing matters may be brought to the attention of either the Company’s Concerns Committee (comprised of the Company’s Chief Financial Officer, General Counsel, Executive Vice President of Human Resources, Corporate Controller and the Vice President of Internal Audit), or to the Audit Committee directly. Concerns are handled in accordance with procedures established with respect to such matters under our Reporting Ethics Concerns Policy. For information on how to contact the Audit Committee directly, please see the section entitled “Communications with the Board” below.

Board Independence

Our Board has determined that, except for Shaygan Kheradpir and Pradeep Sindhu, each of whom is an employee of the Company, none of the current directors have a material relationship with Juniper Networks (either directly or as a partner, stockholder or officer of an organization that has a relationship with Juniper Networks). The Board has also determined that the following directors and director nominees are independent within the meaning of the NYSE director independence standards: Messrs. Calderoni, Kriens, Lawrie, Meehan, Schlotterbeck, Stensrud and Daichendt and Ms. Cranston and Ms. Johnson. Kevin Johnson, who retired from the Board effective February 28, 2014, was an employee of the Company until his retirement, and therefore, was not independent at the time he served as a director. Furthermore, the Board has determined that each of the members of each of the standing committees of the Board has no relationship with Juniper Networks (either directly or as a partner, stockholder or officer of an organization that has a relationship with Juniper Networks) and is “independent” within the meaning of the NYSE director independence standards, including in the case of the members of the Audit Committee and the Compensation Committee, the heightened “independence” standard required for such committee members set forth in the applicable SEC and New York Stock Exchange rules. The members of the Compensation Committee are also non-employee directors as defined in Rule 16b-3 of the Exchange Act and are outside directors as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.

In making the determination of the independence of our directors, the Company considered all transactions in which Juniper Networks was a participant and any director had any interest, including transactions involving Juniper Networks and payments made to or from companies and entities in the ordinary course of business where our directors serve as partners, directors or as a member of the executive management of the other party to the transaction.

Kevin DeNuccio, a nominee for director, became President and Chief Executive Officer and a director of Violin Memory, Inc. (“Violin”) in February 2014.

In 2013, Juniper Networks purchased approximately $4.0 million in products and services from Violin. The agreements that pertain to these transactions were negotiated and maintained at arm’s length, and we do not believe they are material to the results of operations or business of Juniper Networks. Although

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Juniper Networks, Inc. Notice of 2014 Annual Meeting and Proxy Statement	7

these purchases occurred prior to Mr. DeNuccio joining Violin, the Board determined that the nature, size and circumstances of the relationship between Juniper Networks and Violin preclude a determination of independence of Mr. DeNuccio under applicable SEC and NYSE rules because the purchases exceeded 2% of Violin’s consolidated gross revenues in their most recent fiscal year.

Board Structure and Committee Composition

Historically, our Board was divided into three classes and our directors served staggered three-year terms. At our 2012 annual meeting of stockholders, our stockholders approved a proposal to declassify the Board, which became effective for the 2013 annual meeting of stockholders. Each director elected at the 2014 annual meeting of stockholders will serve a one-year term and will be required to stand for reelection at each annual meeting of stockholders thereafter. Continuing directors elected prior to the 2013 annual meeting of stockholders will serve the remainder of their three-year, staggered terms. Assuming that each of the current directors (with the exception of Mr. Meehan, who is not standing for reelection at the 2014 annual meeting of stockholders) remains on our Board, the following table sets forth when each current director will be required to stand for reelection:

2014 Annual Meeting	2015 Annual Meeting
Pradeep Sindhu	Pradeep Sindhu
Robert M. Calderoni	Robert M. Calderoni
Mary B. Cranston	Mary B. Cranston
J. Michael Lawrie	J. Michael Lawrie
David Schlotterbeck	David Schlotterbeck
Shaygan Kheradpir	Shaygan Kheradpir
Kevin DeNuccio	Kevin DeNuccio
Gary Daichendt	Gary Daichendt
Scott Kriens
William R. Stensrud
Mercedes Johnson

The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The membership during the last fiscal year and the principal function of each of these committees are described below. Each of these committees operates under a written charter adopted by the Board. The charters of these committees are available on Juniper Networks’ website at http://investor.juniper.net/investor-relations/corporate-governance/default.aspx. In addition, the Board has a Stock Committee comprised of the Chief Executive Officer, Chief Financial Officer and a non-employee director, currently Mr. Stensrud. The Stock Committee has authority to grant equity awards to employees who are not executive officers. During 2013, the Stock Committee held 12 meetings. The Board has also established M&A, offering, and stock repurchase committees for specific purposes, such as the review and approval of certain acquisitions, the issuance of securities or the repurchase of our common stock. During 2013, the M&A Committee, consisting of Messrs. Johnson, Calderoni, Lawrie and Stensrud, met once. During 2013, other than Mr. Kheradpir, who did not become a director until December 31, 2013, each director attended at least 75% of all Board and applicable committee meetings.

Corporate Governance Principles and Board Matters

The following table shows all persons who served on the Board and applicable committees during 2013 or were serving as of the date this proxy statement was filed with the SEC:

Nominating
and Corporate
Name of Director	Board	Audit	Compensation	Governance
Non-Employee Directors:
Robert M. Calderoni(1)	X	X
Mary B. Cranston	X	X		X
Mercedes Johnson	X	X		X
Scott Kriens	X
J. Michael Lawrie(2)	X		X
William F. Meehan(4)	X			X
William R. Stensrud	X		X
David Schlotterbeck	X		X
Employee Directors:
Shaygan Kheradpir	X
Kevin R. Johnson(3)	X
Pradeep Sindhu	X
Number of Meetings in Fiscal 2013	10	21	9	5

X = Committee member
(1)	The Board has determined that Mr. Calderoni is an “audit committee financial expert” within the meaning of the rules promulgated by the SEC.
(2)	Mr. Lawrie is the Board’s Lead Independent Director.
(3)	Mr. Johnson resigned from the Board effective February 28, 2014.
(4)	Mr. Meehan is not standing for reelection at the 2014 annual meeting of stockholders.

Audit Committee

The Audit Committee, among other duties, assists the Board in fulfilling its responsibilities for general oversight of the integrity of Juniper Networks’ financial statements, Juniper Networks’ compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance, the performance of Juniper Networks’ internal audit function, Juniper Networks’ internal accounting and financial controls and risk management policies. The Audit Committee works closely with management as well as our independent registered public accounting firm to fulfill its obligations. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from Juniper Networks for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

The report of the Audit Committee is included herein on page 56. The charter of the Audit Committee is available at the Investor Relations Center on our website at http://investor.juniper.net/investor-relations/default.aspx.

Compensation Committee

The Compensation Committee discharges the Board’s responsibilities relating to compensation of our executive officers, including evaluation of the Chief Executive Officer; reviews the Compensation Discussion and Analysis and prepares an annual report on executive compensation, for inclusion in Juniper Networks’ proxy statement; and has overall responsibility for approving and evaluating executive officer compensation plans, policies and programs. The Compensation Committee also has responsibility for reviewing the overall equity award practices of the Company.

The report of the Compensation Committee is included herein beginning on page 43. The charter of the Compensation Committee is available at the Investor Relations Center on our website at http://investor.juniper.net/investor-relations/default.aspx.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee seeks and recommends nomination of individuals qualified to become Board members, consistent with criteria approved by the Board, and oversees the governance of the Board, including establishing and ensuring compliance with our corporate governance standards; and identifies best practices and recommends corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance.

The charter of the Nominating and Corporate Governance Committee is available at the Investor Relations Center on our website at http://investor.juniper.net/investor-relations/default.aspx.

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Juniper Networks, Inc. Notice of 2014 Annual Meeting and Proxy Statement	9

Board Leadership Structure and Role of the Lead Independent Director

The Board’s leadership structure is comprised of a Chairman of the Board, a Chief Executive Officer and a Lead Independent Director, who is appointed, and at least annually reaffirmed, by at least a majority of Juniper’s independent directors. In the current structure, the roles of Chief Executive Officer and Chairman of the Board are separated. Our Chief Executive Officer, beginning in 2013, Mr. Kheradpir, is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company. Mr. Kriens, the Chairman of the Board, has served as Chairman of the Board since 1996 and served as Chief Executive Officer from 1996 to 2008. The Chairman of the Board sets the agenda for Board meetings, presides over meetings of the full Board and, in conjunction with the Nominating and Corporate Governance Committee, contributes to board governance and board process matters.

The Board believes that this structure benefits the Company by enabling the Chief Executive Officer to focus on strategic matters while the Chairman of the Board focuses on Board process and governance matters, and also allows the Company to benefit from Mr. Kriens’ experience as a former Chief Executive Officer.

Our independent directors have also appointed a Lead Independent Director, Mr. Lawrie. In addition to the duties of all Board members, the position of the Lead Independent Director comes with significant responsibilities pursuant to the Corporate Governance Standards, which are approved by the Board, which are to:

  provide the Chairman of the Board with input as to an appropriate schedule of Board meetings;
  provide the Chairman of the Board with input as to the preparation of agendas for Board meetings;
  provide the Chairman of the Board with input as to the quality, quantity, and timeliness of the flow of information from the Company’s management that is necessary for the independent directors to effectively and responsibly perform their duties;
  make recommendations to the Chairman of the Board regarding the retention of consultants who report directly to the Board (other than consultants who are selected by the various committees of the Board);
  preside over executive sessions of the Board; and
  act as a liaison between the independent directors and the Chairman of the Board and Chief Executive Officer on sensitive issues.

The Board believes that this overall structure of a separate Chairman of the Board and Chief Executive Officer, combined with a Lead Independent Director, results in an effective balancing of responsibilities, experience and independent perspective that meets the current corporate governance needs and oversight responsibilities of the Board.

The independent directors of the Company meet periodically, at least quarterly, in executive sessions, which are called and lead by the Lead Independent Director. Executive sessions of the independent directors are chaired by the Lead Independent Director. The executive sessions include discussions and recommendations regarding guidance to be provided to the Chief Executive Officer and such topics as the independent directors determine.

Identification and Evaluation of Nominees for Director

The Nominating and Corporate Governance Committee’s criteria and process for evaluating and identifying the candidates that it selects, or recommends to the full Board for selection, as director nominees, are as follows:

  The Nominating and Corporate Governance
  Committee regularly reviews the composition and size of the Board.
  The Nominating and Corporate Governance Committee reviews the qualifications of any candidates who have been properly recommended or nominated by a stockholder, as well as those candidates who have been identified by management, individual members of the Board or, if the committee determines, a search firm. Such review may, in the committee’s discretion, include a review solely of information provided to the committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Nominating and Corporate Governance Committee deems proper. Please see the information under “Recommendation and Nomination of Director Candidates” on page 6 of this proxy statement for more information on stockholder recommendations of director candidates.

Corporate Governance Principles and Board Matters

  The Nominating and Corporate Governance Committee conducts an annual evaluation of the performance of individual directors and the Board as a whole, including an evaluation of the qualifications of individual members of the Board eligible for re-election at the annual meeting of stockholders.
  The Nominating and Corporate Governance
  Committee considers the suitability of each candidate, including the current members of the Board, in light of the current size and composition of the Board. In evaluating the qualifications of the candidates, the Nominating and Corporate Governance Committee considers many factors, including issues of character, judgment, independence, age, education, expertise, diversity of experience, length of service, other commitments and ability to serve on committees of the Board, as well as other individual qualities and attributes that contribute to board heterogeneity, including characteristics such as race, gender, and national origin. The Nominating and Corporate Governance Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. The committee considers each individual candidate in the context of the current perceived needs of the Board as a whole. While the committee has not established specific minimum qualifications for director candidates, the committee believes that candidates and nominees must reflect a Board that is comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase overall Board effectiveness and (iv) meet other requirements as may be required by applicable rules and regulations, such as financial literacy or financial expertise with respect to Audit Committee members.
  In evaluating and identifying candidates, the Nominating and Corporate Governance Committee has the authority to retain and terminate any third party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm.
  After such review and consideration, the Nominating and Corporate Governance Committee selects, or recommends that the Board select, the slate of director nominees, either at a meeting of the Nominating and Corporate Governance Committee at which a quorum is present or by unanimous written consent of the committee.
  If applicable, the Board will review the committee’s recommendations and approve final nominations.

Of the eight nominees for election as directors of the Board at this year’s annual meeting, two of the nominees, Kevin DeNuccio and Gary Daichendt, are not presently members of the Board. Mr. DeNuccio was initially suggested by a third party search firm used by the Board to identify director candidates and Mr. Daichendt was initially suggested by a stockholder. Each of the directors nominated for election at the 2014 annual meeting was evaluated and recommended to the Board for nomination by the Nominating and Corporate Governance Committee, and nominated by the Board for election. As part of a previously-disclosed settlement agreement between the Company and Elliott Associates, L.P. (“EA”) and Elliott International, L.P. (“EI” and together with EA, “Elliott”), Elliott has agreed to vote in favor of all of the Company’s nominees for director at this year’s annual meeting of stockholders, including Messrs. DeNuccio and Daichendt.

Management Succession Planning

Our Board believes that the directors and the Chief Executive Officer, should collaborate on succession planning and that the entire board should be involved in the critical aspects of the CEO succession planning process, including establishing selection criteria that reflect our business strategies, identifying and evaluating potential internal candidates, and making key management succession decisions. Management succession is regularly discussed by the directors in

Board meetings and in executive sessions of the Board. Our Board annually conducts a detailed review of the Company’s leadership pipeline, talent strategies and succession plans for key executive positions. Directors become familiar with potential successors for key management positions through various means, including the comprehensive annual talent review, board dinners and presentations and informal meetings.

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Juniper Networks, Inc. Notice of 2014 Annual Meeting and Proxy Statement	11

Board’s Role in Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of Company risk. This role is one of informed oversight rather than direct management of risk. The Board regularly reviews and consults with management on strategic direction, challenges and risks faced by the Company. The Board also reviews and discusses with management quarterly financial results and forecasts. The Audit Committee of the Board oversees management of financial risks, and pursuant to its charter, the audit committee provides oversight of, and reviews at least annually, the Company’s risk management policies, including its investment policies and anti-fraud program, as well as management’s overall risk management process. The Compensation Committee of the Board is responsible for overseeing the management of risks relating to and arising from the Company’s executive compensation plans and arrangements. These committees provide regular reports on the Company’s risk management efforts, generally on a quarterly basis, to the full Board.

Management is tasked with the direct management and oversight of legal, financial, regulatory, and commercial compliance matters, which includes identification and mitigation of associated areas of risk. The Board receives regular reports from the Chief Executive Officer, Chief Financial Officer, General Counsel and other members of senior management regarding areas of significant risk to the Company, including operational, strategic, legal, regulatory, financial, and reputational risks. Throughout the year, the Chief Executive Officer reviews with the Board key strategic and operational issues, opportunities, and risks. At a Management level, the Company maintains a compliance committee that focuses on legal and regulatory compliance, and a risk management committee that focuses on risk management overall and particularly on operational and strategic risks. In both identifying risks and developing mitigation plans for those risks, the Company considers various factors, including, but not limited to, potential reputational and financial harm. In addition, the compliance committee and the risk management committee evaluate and seek to align risk management and compliance programs with the Company’s strategy. The General Counsel provides regular reports of legal risks to the Audit Committee and the Board. The Chief Financial Officer, the Controller and Vice President of Internal Audit provide regular reports to the Audit Committee concerning financial, tax and audit related risks. In addition, both the Board and the Audit Committee receive periodic reports and presentations from management on the Company’s risk mitigation programs and efforts, compliance programs and efforts, investment policy and practices and the results of various internal audit projects. Management and the Company’s compensation consultant provide analysis of risks related to the Company’s compensation programs and practices to the Compensation Committee.

Communications with the Board

Stockholders of Juniper Networks and other parties interested in communicating with the Board may contact any of our directors by writing to them c/o Juniper Networks, Inc., 1194 North Mathilda Avenue, Sunnyvale, California 94089. The Nominating and Corporate Governance Committee of the Board has approved a process for handling communications received by the Company. Under that process, the General Counsel receives and logs communications directed to the Board, the Lead Independent Director or the independent directors of the Board, and, unless marked “confidential”, reviews all such correspondence and regularly (not less than quarterly) forwards to the Board, the Lead Independent Director or the independent directors of the Board, as applicable, a summary of such correspondence and copies of such correspondence. Communications marked “confidential” will be logged as received by the General Counsel and then will be forwarded to the addressee(s).

Policy on Director Attendance at Annual Meetings

As set forth in our Corporate Governance Standards, absent extraordinary circumstances, each member of the Board is strongly encouraged to attend each annual stockholder meeting in person. Eight of our 10 directors, who were directors at the time, attended the 2013 annual meeting of stockholders.

Director Compensation

Non-Employee Director Meeting Fee and Retainer Information

The following table provides information on Juniper Networks’ compensation and reimbursement practices during fiscal 2013 for non-employee directors:

Annual retainer for all non-employee directors (payable quarterly)	$55,000
Additional annual retainer for Audit Committee members (payable quarterly)	$10,000
Additional annual retainer for Compensation Committee members (payable quarterly)	$10,000
Additional annual retainer for Nominating and Corporate Governance Committee members (payable quarterly)	$5,000
Additional annual retainer for Audit Committee Chairman (payable quarterly)	$35,000
Additional annual retainer for Compensation Committee Chairman (payable quarterly)	$35,000
Additional annual retainer for Nominating and Corporate Governance Committee Chairman (payable quarterly)	$10,000
Additional annual retainer for the Chairman of the Board (payable quarterly)	$75,000
Additional annual retainer for the Lead Independent Director (payable quarterly)	$30,000
Restricted Stock Units granted annually(1)	$225,000
Reimbursement for expenses attendant to Board membership	Yes
Payment for each additional committee meeting attended after total committee meeting attendance (excluding the Stock Committee) exceeds
eighteen (18) in a calendar year:	$1,250

(1)	Pursuant to the 2006 Plan, at the 2013 annual stockholder meeting, each non-employee director who was a non-employee director on the date of the prior year’s annual stockholder meeting was automatically granted Restricted Stock Units (“RSUs”) for a number of shares equal to the Annual Value (as defined below) and each non-employee director who was not a non-employee director on the date of the prior year’s annual stockholder meeting received a RSU award for a number of shares determined by multiplying the Annual Value by a fraction, the numerator of which is the number of days the director has served as a non-employee director (or, in the case of a director who has transitioned from an employee director to a non-employee director, the number of days such director has ceased to be an employee of the Company) and the denominator of which is 365, rounded down to the nearest whole share. The Annual Value means the number of RSUs equal to $225,000 divided by the average daily closing price of the Company’s common stock over the six month period ending on the last day of the fiscal year preceding the date of grant (for example, the period from July 1, 2012 — December 31, 2012 for Annual Awards granted in May 2013). These RSU awards vest approximately one year from the grant date subject to the non-employee director’s continuous service on the Board.

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Juniper Networks, Inc. Notice of 2014 Annual Meeting and Proxy Statement	13

Director Compensation Table For Fiscal 2013

The following table shows compensation information for our non-employee directors for fiscal 2013. Messrs. Johnson and Kheradpir and Dr. Sindhu have not received any separate compensation for their Board service.

Compensation information for Messrs. Johnson and Sindhu is included in the Summary Compensation Table on page 44.

Non-Employee Director Compensation for Fiscal 2013

					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
Name	in Cash	Awards(1)	Awards	Compensation	Earnings	Compensation	Total
Robert M. Calderoni(2)	$105,000	$225,139	—	—	—	—	$330,139
Mary Cranston(3)	$87,500	$225,139	—	—	—	—	$312,639
Mercedes Johnson(4)	$78,750	$225,139	—	—	—	—	$303,889
Scott Kriens(5)	$130,000	$225,139	—	—	—	—	$355,139
J. Michael Lawrie(6)	$95,000	$225,139	—	—	—	—	$320,139
William F. Meehan(7)	$60,000	$225,139	—	—	—	—	$285,139
David Schlotterbeck(8)	$100,000	$225,139	—	—	—	—	$325,139
William R. Stensrud(9)	$65,000	$225,139	—	—	—	—	$290,139

(1)	Amounts shown do not reflect compensation actually received by the director. Instead, the amount shown is the aggregate grant date fair value of stock- related awards in fiscal 2013 computed in accordance with ASC Topic 718 — Compensation — Stock Compensation (“ASC Topic 718”), disregarding forfeiture assumptions. The market value used to calculate the aggregate value on May 21,2013 was $17.64.
(2)	As of December 31, 2013, Mr. Calderoni held 12,763 RSUs of the Company’s common stock. The aggregate grant date fair value for the stock award granted to Mr. Calderoni on May 21, 2013 was $225,139.
(3)	As of December 31, 2013, Ms. Cranston held outstanding options to purchase 60,356 shares and 12,763 RSUs of the Company’s common stock. The aggregate grant date fair value for the stock award granted to Ms. Cranston on May 21, 2013 was $225,139.
(4)	As of December 31, 2013, Ms. Johnson held outstanding options to purchase 50,000 shares and 12,763 RSUs of the Company’s common stock. The aggregate grant date fair value for the stock award granted to Ms. Johnson on May 21, 2013 was $225,139.
(5)	As of December 31, 2013, Mr. Kriens held 12,763 RSUs of the Company’s common stock. The aggregate grant date fair value for the stock award granted to Mr. Kriens on May 21, 2013 was $225,139.
(6)	As of December 31, 2013, Mr. Lawrie held options to purchase 74,712 shares and 12,763 RSUs of the Company’s common stock. The aggregate grant date fair value for the stock award granted to Mr. Lawrie on May 21, 2013 was $225,139.
(7)	As of December 31, 2013, Mr. Meehan held options to purchase 25,000 shares and 12,763 RSUs of the Company’s common stock. The aggregate grant date fair value for the stock award granted to Mr. Meehan on May 21, 2013 was $225,139.
(8)	As of December 31, 2013, Mr. Schlotterbeck held options to purchase 50.000 shares and 12,763 RSUs of the Company’s common stock. The aggregate grant date fair value for the stock award granted to Mr. Schlotterbeck on May 21, 2013 was $225,139.
(9)	As of December 31, 2013, Mr. Stensrud held options to purchase 40,000 shares and 12,763 RSUs of the Company’s common stock. The aggregate grant date fair value for the stock award granted to Mr. Stensrud on May 21, 2013 was $225,139.

Proposals to be Voted on

Proposal No. 1
Election of Directors

There are eight nominees for election as directors at this year’s annual meeting – Pradeep Sindhu, Robert M. Calderoni, Mary B. Cranston, J. Michael Lawrie, David Schlotterbeck, Shaygan Kheradpir, Kevin DeNuccio and Gary Daichendt. Other than Messrs. DeNuccio and Daichendt, each of the nominees is presently a member of the Board. Information regarding the business experience of each nominee and the other members of the Board is provided below. A discussion of the qualifications, attributes and skills of each director nominee that led our Board and the Nominating and Corporate Governance Committee to the conclusion that he or she should serve or continue to serve as a director is included below each of the director and director nominee biographies. Since stockholders approved the proposal to amend the Company’s Amended and Restated Certificate of Incorporation to declassify the Board, beginning with the 2013 annual meeting of stockholders, directors will be elected for only one year. Each of the directors will be elected to serve a one-year term until the Company’s annual meeting in 2015 and until their respective successors are elected. There are no family relationships among our executive officers and directors.

If you sign your proxy or voting instruction card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted for the eight persons recommended by the Board. If you do not give voting instructions to your broker, your broker will not be able to vote your shares and your shares will not be voted on this matter.

Our Board recommends a vote FOR the election to the Board of Pradeep Sindhu, Robert M. Calderoni, Mary B. Cranston, J. Michael Lawrie, David Schlotterbeck, Shaygan Kheradpir, Kevin DeNuccio and Gary Daichendt.

Provided a quorum is present, directors are elected by a majority of the votes cast with respect to the nominee at the annual meeting (i.e., the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee), except in the case of a contested election. If a nominee who is currently serving as a director is not elected at the Annual Meeting, under Delaware law the director will continue to serve on the Board as a “holdover director.” However, as a condition to re-nomination, each incumbent director is required to submit a resignation from the Board in writing to the Chairman of the Nominating and Corporate Governance Committee of the Board. The resignation will become effective only if the director fails to receive a majority of votes cast for re-election and the Board accepts the resignation. In the event of a contested election in accordance with our Bylaws, directors will be elected by the vote of a plurality of the votes cast.

The majority voting standard will apply to the election taking place at the meeting. Consequently, in order to be elected, the number of shares voted “FOR” a director nominee must exceed the number of votes “AGAINST” that director nominee. If you hold shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote so that your vote can be counted on this proposal.

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Juniper Networks, Inc. Notice of 2014 Annual Meeting and Proxy Statement	15

The names of our directors and director nominees and their ages, positions, and biographies are set forth below.

Nominees for Election

Pradeep Sindhu
Age 61 Director since 1996 Board Committees: Vice Chairman of the Board Other Public Company Boards: None

Dr. Sindhu founded Juniper Networks in February 1996 and served as Chief Executive Officer and Chairman of the Board of Directors until September 1996. Since then, Dr. Sindhu has served as Vice Chairman of the Board of Directors and Chief Technical Officer of Juniper Networks. From September 1984 to February 1991, Dr. Sindhu worked as a Member of the Research Staff, and from March 1987 to February 1996, as the Principal Scientist, and from February 1994 to February 1996, as Distinguished Engineer at the Computer Science Lab at Xerox Corporation, Palo Alto Research Center, a technology research center. Dr. Sindhu served as a member of the board of directors of Infinera Corporation, a provider of optical networking equipment, from September 2001 to May 2008.

As the founder and Chief Technical Officer of the Company, Dr. Sindhu is a leading expert in networking technology and is able to provide the Board with an understanding of the Company’s products and technology as well as provide expert perspective on industry trends and opportunities. Dr. Sindhu’s experience with the Company from its founding also offers the Board insight to the evolution of the Company, including from execution, cultural, operational, competitive and industry points of view.

Robert M. Calderoni
Age 54 Director since 2003 Board Committees: M&A, Audit (Chair) Other Public Company Boards: KLA-Tencor, Inc.

Mr. Calderoni served as Chairman and Chief Executive Officer of Ariba, Inc., an SAP company, and President SAP Cloud of SAP AG, a provider of spend management solutions, from October 2012 to January 2014. Prior to the acquisition of Ariba by SAP in October 2012, Mr. Calderoni was Chairman and Chief Executive Officer of Ariba, beginning in October 2001. From January 2001 to October 2001, Mr. Calderoni served as Ariba’s Executive Vice President and Chief Financial Officer. From November 1997 to January 2001, he served as Chief Financial Officer at Avery Dennison Corporation, a manufacturer of pressure-sensitive materials and office products. From June 1996 to November 1997, Mr. Calderoni served as Senior Vice President of Finance at Apple Computer, a provider of hardware and software products and Internet-based services. Mr. Calderoni also serves as a member of the board of directors of KLA-Tencor, Inc., a semiconductor equipment manufacturer.

Mr. Calderoni’s experience as a Chief Financial Officer and in other finance roles has provided him with broad experience in finance, including accounting and financial reporting. This experience has led our Board of Directors to determine that he is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K under the 1934 Act. He is able to contribute this financial expertise as a board member and as Chair of the Audit Committee. In addition, as a result of Mr. Calderoni’s service as Chief Executive Officer of Ariba, Inc., he has broad leadership and executive expertise and a knowledge and understanding of software and software as a service business issues.

Mary B. Cranston
Age 66
Director since 2007

Board Committees:
Audit, Nominating and
Corporate Governance
(Chair)

Other Public Company Boards:
Visa, Inc., GrafTech
International, Ltd.,
International Rectifier
Corporation, Exponent, Inc.

Ms. Cranston is a Retired Senior Partner of Pillsbury Winthrop Shaw Pittman LLP, an international law firm. She was the Chair and Chief Executive Officer of Pillsbury from January 1999 until April 2006, and continued to serve as Chair of Pillsbury until December 2006. Ms. Cranston also serves as a member of the board of directors of Visa, Inc., a financial services company, GrafTech International, Ltd., a manufacturer of carbon and graphite products, International Rectifier Corporation, a power management company, and Exponent, Inc., an engineering and scientific consulting company.

Ms. Cranston’s extensive experience as an attorney, including serving as the chair of a large national law firm, has provided her with broad leadership and executive expertise, extensive experience in the career development of women and a detailed understanding of corporate governance, regulatory and legal matters. Ms. Cranston also has deep understanding of the telecommunications industry through her experience representing several carrier clients, which can provide the Board insight into the Company’s customers’ needs. In addition, her experience as a director in several other companies provides her with an understanding of the operation of other boards of directors that she can contribute in her role as a member of the Nominating and Corporate Governance Committee. And, her experience as a member of the audit committee of other boards and as chair of a large law firm provide her with a perspective on risk management, finance and legal matters that she can contribute in her role as a member of the Audit Committee.

Proposals to be Voted on

J. Michael Lawrie
Age 60 Director since 2007

Board Committees: Lead Independent Director, M&A, Compensation

Other Public Company Boards: Computer Sciences Corp.

Mr. Lawrie became President and Chief Executive Officer of Computer Sciences Corp. (“CSC”), a global IT services company, in March 2012. From November 2006 to March 2012, Mr. Lawrie served as Chief Executive Officer of Misys plc, a UK-based provider of industry-specific software products and solutions. Mr. Lawrie also served as the Executive Chairman of Allscripts-Misys Healthcare Solutions, Inc., a provider of software, services, information and connectivity solutions for the healthcare industry from October 2008 to August 2010. From October 2005 to November 2006, Mr. Lawrie served as a partner of ValueAct Capital. From May 2004 to April 2005, Mr. Lawrie served as Chief Executive Officer of Siebel Systems, Inc. From May 2001 to May 2004, Mr. Lawrie served as Senior Vice President and Group Executive at IBM, responsible for sales and distribution of all IBM products and services worldwide. Since February 2012, Mr. Lawrie has served on the board of directors of CSC. During the past five years, Mr. Lawrie has also served on the boards of directors of SSA Global Technologies, Inc., a provider of enterprise software applications, and Allscripts-Misys Healthcare Solutions.

Mr. Lawrie’s experience as Chief Executive Officer of both CSC and Misys and in executive roles at Siebel Systems and IBM has provided him with broad leadership and executive experience. These roles have provided him with extensive experience managing at scale businesses providing complex information technology services and solutions to a wide variety of customers, including many of our customers. Moreover, his management of Misys, a company headquartered in Europe, provides him with a perspective on global business operations. In addition, his experience as a director in other technology companies provides him with an understanding of the operation of other boards of directors that he can contribute in his role as Lead Independent Director.

David Schlotterbeck
Age 66 Director since 2010

Board Committees: Compensation (Chair)

Other Public Company Boards: Maxwell Technologies Inc.

Mr. Schlotterbeck served as Chairman and Chief Executive Officer of Aperio Technologies, Inc., a provider of digital pathology solutions, from November 2011 until October 2012, when Aperio was acquired by Leica Biosystems. Prior to Aperio, Mr. Schlotterbeck served as Chairman and Chief Executive Officer of Carefusion, a global medical technology company that was spun-off from Cardinal Health, a diversified health service company, from September 2009 until his retirement in February 2011. Prior to the spinoff, beginning in January 2008, he served as Vice Chairman of Cardinal Health, and, beginning in August 2006, he served as Chief Executive Officer of Cardinal Health’s Clinical and Medical Products business. He has previously held executive leadership roles at Alaris Medical Systems, Pacific Scientific Company, Vitalcom, Inc. and Nellcor, Inc. Mr. Schlotterbeck is a graduate of the General Motors Institute with a bachelor’s of science degree in electrical engineering. He also holds a master’s of science degree in electrical engineering from Purdue University and completed the Executive Institute at Stanford University. Mr. Schlotterbeck has served as a director of Maxwell Technologies Inc. since May 2013. He also served as a member of the board of directors or Virtual Radiologic Corporation from June 2008 to July 2010.

Mr. Schlotterbeck’s experience as Chairman and Chief Executive Officer of Carefusion and vice chairman and chief executive officers of the Clinical and Medical Products business segment of Cardinal Health has provided him with broad leadership and executive experience. In addition, his experience as a director in other public companies provides him with an understanding of the operation of other boards of directors that he can contribute as a board member and chair of the compensation committee.

Shaygan Kheradpir
Age 53 Director since 2013

Board Committees: Stock, M&A

Other Public Company Boards: None

Mr. Kheradpir joined Juniper on December 31, 2013 as a member of our Board of Directors, and became our Chief Executive Officer on January 1, 2014. Prior to Juniper, Mr. Kheradpir served as Chief Operations and Technology Officer at Barclays PLC since March 2013. Prior to his appointment as Chief Operations and Technology Officer, beginning in January 2011, he was Chief Operating Officer of Barclays global retail business bank. From January 2007 to December 2010, Mr. Kheradpir served as the Executive Vice President and Chief Information & Technical Officer for Verizon Communications, where he was responsible for the information technology initiatives of all of Verizon’s business units. Prior to this, Mr. Kheradpir was Senior Vice President and Chief Information Officer for Verizon Telecom, with oversight of all information technology initiatives for the company’s wireline communications unit. Mr. Kheradpir began his communications career with GTE in 1987. Mr. Kheradpir was a member of the National Institute of Standards & Technology VCAT (Visiting Committee on Advanced Technology), an adjunct professor of electrical engineering at Northeastern University, and holds several patents. Mr. Kheradpir holds a Bachelor’s, Master’s and Doctorate degree in electrical engineering from Cornell University.

Mr. Kheradpir’s day-to-day involvement in the Company’s business has provided him with extensive knowledge and understanding of the Company and its industry. As Chief Executive Officer, he is able to provide the Company’s Board of Directors with insight and information related to the Company’s strategy, operations, and business. His prior experience in a number of substantial management roles at Barclays and Verizon Communications provided him with extensive experience in building and operating complex networks and a detailed knowledge of our customers and industry.

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Juniper Networks, Inc. Notice of 2014 Annual Meeting and Proxy Statement	17

Kevin DeNuccio
Age: 54

Other Public Company Boards: Violin Memory, Inc., Calix, Inc.

Mr. DeNuccio became President and Chief Executive Officer of Violin Memory, a memory based storage array solutions company, in February 2014. Prior to joining Violin Memory, Mr. DeNuccio served as a co-founder of Wild West Capital, LLC, a venture and technology consulting firm he co-founded in July 2012. Prior to that, Mr. DeNuccio served as Chief Executive Officer of Metaswitch Networks, a provider of carrier systems and software solutions that enable communication networks to migrate to open, packet-based architectures, from February 2010 to July 2012. Mr. DeNuccio was President and Chief Executive Officer of Redback Networks Inc., a provider of advanced communications networking equipment, from August 2001 to January 2008, during which time it was acquired by LM Ericsson in January 2007 and operated as a wholly-owned subsidiary of LM Ericsson. Mr. DeNuccio held various positions at Cisco Systems, Inc. from 1995 to 2001, including Senior Vice President of Worldwide Service Provider Operations. Previously, Mr. DeNuccio was the founder, President and Chief Executive Officer of Bell Atlantic Network Integration Inc., a wholly-owned subsidiary of Bell Atlantic (now Verizon Communications). Mr. DeNuccio has a B.A. in Finance from Northeastern University and an M.B.A. from Columbia University. Mr. DeNuccio has served as a director of Violin Memory since February 2014, and Calix, Inc. since September 2012. Mr. DeNuccio previously served as a director of Metaswitch Networks from December 2008 to February 2014, JDS Uniphase Corporation from December 2005 to November 2009 and Redback Networks Inc. from August 2001 to December 2009.

Mr. DeNuccio’s experience as a senior executive at many companies in the technology industry, including as chief executive officer at two networking companies, has provided him with broad leadership and executive experience and senior leadership, management, operational and technological expertise. Mr. DeNuccio also brings public company governance experience as a member of boards and board committees of other technology companies.

Gary Daichendt
Age: 62

Other Public Company Boards: NCR Corporation, ShoreTel, Inc., Emulex Corporation

Mr. Daichendt has been principally occupied as a private investor since June 2005 and has been a managing member of Theory R Properties LLC, a commercial real estate firm, since October 2002. Mr. Daichendt served as President and Chief Operating Officer of Nortel Networks Corporation, a supplier of communication equipment, from March 2005 to June 2005. Prior to joining Nortel Networks, Mr. Daichendt served in a number of senior executive positions at Cisco Systems, Inc., a manufacturer of communications and information technology networking products, for 5 years, including as Executive Vice President, Worldwide Operations. Mr. Daichendt currently serves as a Director of NCR Corporation, ShoreTel, Inc., and Emulex Corporation.

Mr. Daichendt’s experience as an officer of various networking industry companies has provided him with expertise in management and operations and in our industry. Mr. Daichendt also brings public company governance experience as a member of boards and board committees of other technology companies.

Continuing Directors

Mercedes Johnson
Age 60 Director since 2011

Board Committees: Audit, Nominating and Corporate Governance

Other Public Company Boards: Micron Technology, Inc., Intersil Corporation

Ms. Johnson was Interim Chief Financial Officer of Intersil Corporation from April 2013 through September 2013, and was the Senior Vice President and Chief Financial Officer of Avago Technologies Limited, a supplier of analog interface components for communications, industrial and consumer applications, from December 2005 to August 2008. She also served as the Senior Vice President, Finance, of Lam Research Corporation from June 2004 to January 2005 and as Lam’s Chief Financial Officer from May 1997 to May 2004. Ms. Johnson holds a degree in Accounting from the University of Buenos Aires and currently serves on the Board of Directors for Micron Technology, Inc., a manufacturer of semiconductor devices, and Intersil Corporation, a manufacturer of analog and mixed-signal circuits.

Ms. Johnson’s experience as a senior financial executive at several technology companies has given her expertise in finance, corporate development, management and operations. She also brings public company governance experience as a member of boards and board committees of other technology companies. She can contribute this expertise as a board member and a member of the Audit and Nominating and Governance Committees.

Proposals to be Voted on

Scott Kriens
Age 56 Director since 1996

Board Committees: Chairman of the Board Other Public Company Boards: Equinix, Inc.

Mr. Kriens has served as Chairman of the Board of Directors of Juniper Networks since October 1996 and served as Chief Executive Officer of Juniper Networks from October 1996 to September 2008, and as an employee of Juniper Networks from September 2008 through April 2011. From April 1986 to January 1996, Mr. Kriens served as Vice President of Sales and Vice President of Operations at StrataCom, Inc., a telecommunications equipment company, which he co-founded in 1986. Mr. Kriens also serves on the board of directors of Equinix, Inc., a provider of global data center services, and served on the board of directors of VeriSign, Inc., a provider of digital infrastructure solutions, from January 2001 to May 2008.

As a result of Mr. Kriens’ prior service as the Company’s Chief Executive Officer, he developed an extensive understanding of the Company’s business and the networking industry and can contribute to the Board a highly informed perspective on the business independent from that of the Chief Executive Officer. Mr. Kriens’ experience with the Company from its early stages also offers the Board insight to the evolution of the Company, including from execution, cultural, operational, competitive and industry points of view. In addition, his experience as a director at other technology companies provides him with an understanding of the operation of other boards of directors that he can contribute in his role as Chairman.

William R. Stensrud
Age 63 Director since 1996

Board Committees: Stock, M&A, Compensation Other Public Company Boards: None

Mr. Stensrud is a Partner of the SwitchCase Group, a consulting company, the Chairman and Chief Executive Officer of InstantEncore.com, a provider of web and mobile technology to the performing arts, and Chairman and Principal at Interactive Fitness Holdings, a designer and manufacturer of virtual stationary bicycles. From January 2007 to March 2007, he served as Chairman and CEO of Muze, Inc., a provider of business-to-business digital commerce solutions and descriptive entertainment media information. Mr. Stensrud was a general partner with the venture capital firm of Enterprise Partners from January 1997 to December 2006. Mr. Stensrud was an independent investor and turn-around executive from March 1996 to January 1997. During this period, Mr. Stensrud served as President of Paradyne Corporation and as a director of Paradyne Corporation, Paradyne Partners LLP and GlobeSpan Corporation, Inc. (acquired by Conexant, Inc.), all data networking companies. From January 1992 to July 1995, Mr. Stensrud served as President and Chief Executive Officer of Primary Access Corporation, a data networking company acquired by 3Com Corporation. From 1986 to 1992, Mr. Stensrud served as the Marketing Vice President of StrataCom, Inc., a telecommunications equipment company, which Mr. Stensrud co-founded.

Mr. Stensrud’s years of experience in venture capital and in the management of a wide variety of technology companies have exposed him to a broad range of issues affecting businesses, including a number of businesses in our industry. In particular, Mr. Stensrud’s experience as an operating executive in the telecommunications and data communications industry provides the Board and management with knowledge and perspective on the Company’s daily operating challenges. His work has included analyzing and focusing on improving various aspects of businesses, including operations, strategies and financial performance.

Proposal No. 2
Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed Ernst & Young LLP, an independent registered public accounting firm, to audit Juniper Networks’ consolidated financial statements for the fiscal year ending December 31, 2014. During fiscal 2013, Ernst & Young served as Juniper Networks’ independent registered public accounting firm and also provided certain tax and other audit related services. See “Principal Accountant Fees and Services” on page 52. Representatives of Ernst & Young are expected to attend the annual meeting, where they are expected to be available to respond to appropriate questions and, if they desire, to make a statement.

Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will consider whether it should select other independent auditors. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm as Juniper Networks’ independent auditors at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.

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Juniper Networks, Inc. Notice of 2014 Annual Meeting and Proxy Statement	19

Our Board recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as Juniper Networks’ auditors for the 2014 fiscal year. If you sign your proxy or voting instruction card or vote by telephone or over the Internet but do not give instructions with respect to this proposal, your shares will be voted for the ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as Juniper Networks’ auditors for the 2014 fiscal year, as recommended by the

Board. This proposal is considered “routine;” therefore, your broker may vote your shares if you do not provide separate instructions.

Vote Required

Ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as auditors for fiscal 2014 requires the affirmative vote of a majority of the shares of Juniper Networks common stock present in person or represented by proxy and entitled to be voted at the meeting.

Proposal No. 3
Non-Binding Advisory Vote on Executive Compensation

This proposal provides our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers (“NEOs”) pursuant to section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For more detail on our NEOs, please see the Compensation Discussion and Analysis beginning on page 21 and the Summary Compensation Table beginning on page 44. This proposal, commonly known as a “Say on Pay” proposal, gives you, as a stockholder, the opportunity to express your views on our executive compensation programs and policies and the compensation paid to our NEOs.

The Say on Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors. Although the vote is non-binding, the Compensation Committee and the Board will review the voting results, seek to determine the cause or causes of any significant negative voting, and take them into consideration when making future decisions regarding executive compensation programs. The Company’s current policy is to hold a Say on Pay vote each year, and we expect to hold another advisory vote with respect to executive compensation at the 2015 annual meeting.

We design our executive compensation programs to implement our core objectives of providing competitive pay, pay for performance, and alignment of management’s interests with the interests of long-term stockholders.

In deciding how to vote on this proposal, the Board encourages you to read the Compensation Discussion and Analysis and Executive Compensation sections for a detailed description of our executive compensation philosophy and programs, the compensation decisions the Compensation Committee has made under those programs, the factors considered in making those decisions, and changes made to such programs as a result of our stockholder engagement and the results of last year’s advisory vote to approve executive compensation.

Recommendation

The Board believes the Company’s executive compensation programs use appropriate structures and sound pay practices that are effective in achieving our core objectives. Accordingly, the Board of Directors recommends that you vote “FOR” the following resolution:

“RESOLVED, that Juniper Networks, Inc. stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis and Executive Compensation sections of this proxy statement.”

Vote Required

The advisory approval of our executive compensation requires a majority of the shares present in person or represented by proxy and entitled to vote on each proposal at the annual meeting. As this is an advisory vote, the result will not be binding on the Company, the Board of Directors or the Compensation Committee, although our Compensation Committee will consider the outcome of the vote when evaluating our compensation principles, design and practices.

Executive Compensation

Compensation Discussion and Analysis

The Company’s Compensation Committee (the “Committee”) is comprised entirely of independent directors and has the responsibility of approving compensation for our officers who are designated as reporting officers under Section 16 of the Exchange Act (“Section 16 officers”). Generally, the types of compensation and benefits provided to Section 16 officers are also provided to other non-Section 16 officers reporting to the Chief Executive Officer. Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer or Chief Financial Officer during 2013, as well as the other individuals included in the Summary Compensation Table on page 44, are referred to as the “named executive officers,” or NEOs. This discussion describes and analyzes the 2013 compensation program for the NEOs of the Company.

Executive Summary

The Company has had a long-standing orientation in its executive compensation program toward pay-for-performance, which has been constant throughout the business cycles that our organization has confronted over time. Our executive compensation programs include base salary, executive annual (cash) incentive compensation, long-term equity incentives, benefits similar to those available to all other employees in the Company, and a limited perquisite package.

This Executive Summary is organized as described below, and is followed by an In-Depth Compensation Discussion & Analysis:

–	Last Year’s Say on Pay Advisory Vote on Executive Compensation
–	Stockholder Engagement
–	2013 Discussion:
Business Results Executive Role Changes Compensation and Pay Outcomes CEO Pay for Performance
–	2014 Discussion:
New CEO Compensation Program Overview
–	Corporate Governance Framework

Last Year’s “Say-on-Pay” Advisory Vote
on Executive Compensation

At our 2013 annual meeting of stockholders, a non-binding, advisory vote was taken with respect to the compensation of the Company’s NEOs (referred to as the “say on pay” vote). Approximately 94% of the votes cast were in favor of the compensation of the Company’s NEOs, representing a significant improvement over the 67% approval rate at our 2012 annual meeting of stockholders.

Stockholder Engagement

Juniper maintains active ongoing engagement with its stockholders. In 2013, Juniper management continued its practice of specifically meeting with key stockholders to obtain their perspectives on our executive compensation programs. In this regard, we spoke with five of our largest stockholders owning in total approximately 30% of Juniper’s outstanding common stock. Representatives from Juniper included our Global Head of Compensation and Benefits, Executive Vice President and General Counsel, Vice President, Investor Relations, and Vice President, Corporate Strategy.

One purpose of our engagement was to articulate our executive compensation programs. In addition, we listened to our stockholders’ perspectives on our programs as an input into applicable stockholder-friendly changes going forward. Feedback from stockholders included the following:

  Acknowledgement that our plan design is aligned with their interests;
  Support of our focus on reduced burn rate; and
  Direction that we should continue to assign a greater weight to performance-vested equity awards versus time-vested equity awards in our long-term incentive equity program.

Examples of actions taken to further align our compensation programs with stockholder feedback are further described in the Fiscal 2014 Compensation section of this Executive Summary.

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Juniper Networks, Inc. Notice of 2014 Annual Meeting and Proxy Statement	21

Fiscal 2013 Business Results

2013 was a year of improved results for the Company. Revenue grew 7% over 2012 and operating margins increased 3.6% on a non-GAAP basis. As a result, the Company achieved a 32% increase in our operating income on a non-GAAP basis in 2013 relative to 2012, as well as a 51% increase in earnings per share on a non-GAAP diluted basis. Finally, the Company’s stock price increased 15% from December 31, 2012 through December 31, 2013.

Key Performance Indicators: 2013 vs. 2012

			Year-over-Year
Performance Result	Fiscal 2012	Fiscal 2013	% Change
Revenue ($M)	$4,365.4	$4,669.1	+7%
Operating Income ($M)(1)	$681	$895.9	+32%
Operating Margin(1)	15.60%	19.20%	+3.6%
Customer Satisfaction Index(2)	7.89 (At Target)	8.04 (Above Target)	-
Stock Price at Fiscal Year End (December 31)	$19.67	$22.57	+15%
Earnings per Share (Diluted)(1)	$0.85	$1.28	+51%

(1)	Reflects non-GAAP financial measures, as described in our January 2014 and 2013 Current Reports on Form 8-K which furnished our earnings release for the applicable fiscal year. Reconciliations to the comparable GAAP measures are contained therein.
(2)	Reflects Juniper’s Customer Satisfaction Index (JCSI), which is described in the discussion of our Performance Share Award Plan, beginning on page 37.

2013 Executive Role Changes

In 2013, there were several changes to executives’ roles. Details are as follows:

  Shaygan Kheradpir was appointed to succeed Mr. Johnson as Juniper’s Chief Executive Officer effective January 1, 2014. Mr. Johnson did not receive any severance or accelerated vesting of equity awards in connection with his retirement from the Company.

  Mr. Muglia, our Executive Vice President, Software Solutions Division, resigned from his position in December 2013. Mr. Muglia did not receive any severance or accelerated vesting of equity awards in connection with his resignation.
  Ms. Denholm, our Chief Financial Officer, was promoted into a role that included management of global operations for the Company. As a result of her promotion and enhanced responsibilities, Ms. Denholm’s title was changed to Executive Vice President, Chief Financial and Operations Officer.

Fiscal 2013 Compensation

Overview of Variable Compensation Plan Design

In 2013, the variable component of our compensation plan design included an annual cash-based incentive plan as well as a long-term equity incentive program consisting of performance share awards and restricted stock units, both of which are described in summary below and in detail later in this Compensation Discussion & Analysis.

  The Executive Annual Incentive Plan, our cash bonus plan, emphasized both financial and strategic results. The executive annual incentive plan was based on two components:
    The financial component (weighted 50% of total annual incentive opportunity) measured non-GAAP operating margin and revenue growth as illustrated in the graphic below; and
    The strategic component (weighted 50% of total annual incentive opportunity) was based on strategic objectives determined by the Committee and summarized in the graphic below.
Financial (50%)			+	Strategic (50%)

Corporate Non-GAAP Operating Margin* (0%-125% Payout)	x	Corporate Revenue Growth (1x-2x Multiplier)		Strategic Objectives including: Product build Market share gains Customer satisfaction

*	Non-GAAP Operating Margin excludes certain items, primarily stock-based compensation expense and related payroll taxes, amortization of acquired intangible assets, certain one-time gains and losses, and income taxes related to these items. Non-GAAP Operating Margin is calculated quarterly and publicly disclosed as part of our quarterly earnings releases.

Executive Compensation

  The Executive Performance Share Award (PSA) Plan, our long-term equity incentive compensation plan, is based on non-GAAP operating income and customer satisfaction, as measured by our Juniper Customer Satisfaction Index (JCSI), which is further described below. Performance share awards were used to deliver approximately 60% of the total award value for our long-term equity incentives to NEOs in 2013.

Corporate Non-GAAP Operating Income* $ (0%-200% Payout)	X	JCSI Multiplier (0.75x – 1.5x)	=	Shares Banked (0% - 200% of Target)

*	Non-GAAP Operating Income excludes certain items, primarily stock-based compensation expense and related payroll taxes, amortization of acquired intangible assets, certain one-time gains and losses, and income taxes related to these items. Non-GAAP Operating Income is calculated quarterly and publicly disclosed as part of our quarterly earnings releases.

  Restricted Stock Unit Awards, or RSUs, were used to deliver approximately 40% of the total award value for our long-term equity incentives to NEOs in 2013. RSUs reward executives for sustained increases in our stock price over time. In 2013, RSUs replaced time-vesting stock options in our long-term equity incentive program, thus reducing equity usage in alignment with our stockholder commitment to maintain the Company’s annual burn rate at or below 2.75% of CSO. The Committee believes that RSUs are an effective means by which to reduce burn rate because, unlike stock options, they are full value shares without an exercise price, and as such require fewer shares to deliver the same intended value.

2013 Pay Outcomes

The results of our improved financial performance in 2013 compared to 2012 are directly reflected in our pay programs. In summary, expanded non-GAAP operating margins and revenue growth contributed to above-target payouts in the financial component of our annual incentive plan, and increased non-GAAP operating income resulted in above-target payouts in our performance share award plan. We achieved mixed results against our objectives to build products and gain market share. Specifically, we exceeded expectations in market share in routing while we did not meet expectations in market share for security and switching, which resulted in below-target funding in the strategic component of our annual incentive plan. Due to achievement of the performance results described above, our executive annual incentive plan resulted in total payouts representing 100.4% of target for our CEO and other NEOs on average, and our performance share award plan resulted in total payouts representing 163.6% of target for our CEO and other NEOs on average. Note the average for other NEOs excludes payments received by Mr. Muglia, who resigned prior to the end of fiscal year 2013 and as such received only a portion of his target incentive compensation for 2013 and did not earn any banking/vesting of his performance share awards (please reference our Current Report on Form 8-K for additional details related to Mr. Muglia’s compensation on termination).

Average NEO Payout as % of Target Payout

Overall payouts were driven by at-target performance in our Annual Incentive Plan and above-target performance in our Performance Share Award Plan.

Annual Incentive Plan
results approximating
target payout were driven
by 7% revenue growth and
operating margin increasing
3.6% from 15.6% to
19.2% offset by below-
target results in strategic
objectives.

Performance Share Award Plan results above target payout were driven by 32% increase in operating income coupled with increases in customer satisfaction index.

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Juniper Networks, Inc. Notice of 2014 Annual Meeting and Proxy Statement	23

CEO Pay for Performance

We evaluate the relationship between pay and performance for our CEO on a relative basis compared to peers as well as on an absolute basis. We believe, based on the analyses of relative and absolute pay for performance set forth below, that our CEO’s pay is closely aligned with performance and stockholder value creation. In addition, as noted in the table below to the right, our CEO’s realizable pay over the past 3 years has been approximately 38% less than the value of the CEO’s target pay. This is directly attributed to the decrease in realizable earnings due to the decline in our stock price over the same period of time from fiscal year end 2010 (price of $36.92 per share) through fiscal year end 2013 (price of $22.57 per share). We believe that the presentation of Relative Pay for Performance and Target vs. Realizable Pay in the tables below highlights the direct linkage to stock price in our CEO pay programs.

Pay for Performance - Definitions

Relative Pay for Performance Alignment [2011-2013]	Target Pay vs. Realizable Pay [2011-2013]

Relative Alignment:
Juniper’s lower rank in
total shareholder return is
aligned with our CEO’s
lower rank in pay.

Target Pay
vs.
Realizable Pay

CEO’s realizable pay from
2011-2013 reflected a
~38% reduction from the
target value.

Over the same timeframe,
our stock price declined by
~39% from FYE 2010
through FYE 2013.

Note: Shading in the Relative Alignment chart indicates what we believe to be alignment between CEO pay and company performance.

Absolute Pay for Performance

Absolute Alignment:
In general, our CEO’s
granted pay has aligned
with indexed total
shareholder return. Of note,
2011 granted pay reflects
equity awards granted in
Q1 and valued when
our stock price was
$44.00 per share on grant
date; however, our stock
price on December 31,
2011 was $20.41 per
share. This explains the
apparent increase in
pay with decrease
in TSR during 2011
vs. 2010.

Executive Compensation

  Relative Pay for Performance: This approach calculates the percentile rank of actual realizable compensation for awards granted to our CEO over the 3-year period spanning 2011, 2012 and 2013 valued at the end of 2013, relative to the actual realizable compensation for CEOs in a peer group comprised of the same set of peers listed in Juniper’s Primary Peer Group, excluding BMC Software, which is no longer a publicly-traded company, as set forth on page 30. We measure Juniper’s Total Shareholder Return (“TSR”) rank relative to the Peer Group over the same time period. TSR reflects value for stockholders through share price appreciation and dividends, and is calculated as follows:

(Stock Price at Ending Date – Stock Price at Beginning Date) + Dividends
Stock Price at Beginning Date

  Target Pay vs. Realizable Pay: This approach compares the value of target pay granted to the CEO from fiscal years 2011-2013 in the context of realizable pay over the same timeframe. Target pay reflects the sum of the components reported in our Summary Compensation Table for the applicable year, i.e., “Salary,” “Bonus,” “Stock Awards,” “Option Awards,” and “All Other Compensation,” as well as our Grants of Plan-Based Awards table for the applicable year with respect to “Non-Equity Incentive Compensation” target opportunity. Realizable pay reflects the same as “Target Pay,” except “Non-Equity Incentive Plan Compensation,” reflects actual value disclosed for the year in our Summary Compensation Table, and long-term equity incentive vehicles are valued based on the stock price close on December 31, 2013, and further adjusted as follows: (1) stock options are valued using the intrinsic method, where the number of stock options granted is multiplied by the difference between the stock price close on December 31, 2013 and the exercise price on the date of grant (stock option grants that have an exercise price greater than or equal to the stock price close on December 31, 2013 are shown as having $0 value), and (2) performance share awards are adjusted to reflect actual banked amounts in the case where performance tranches are complete, and target amounts in the case where performance tranches are pending or in the future.

  Absolute Pay for Performance: This approach calculates the value of granted compensation (as discussed below) for our CEO for each fiscal year over the past 5 years spanning 2009-2013, and compares the granted compensation with our total shareholder return, indexed to the closing stock price on December 31, 2008. Granted compensation reflects the sum of the components reported in our Summary Compensation Table for the applicable year, i.e., “Salary”, “Bonus”, “Stock Awards”, “Option Awards”, “Non-Equity Incentive Plan Compensation”, and “All Other Compensation”.

Fiscal 2014 Compensation

New CEO

As noted above, the Company announced that Mr. Kheradpir was appointed to serve as Chief Executive Officer of the Company effective January 2014. The details of Mr. Kheradpir’s compensation package, which was approved by the Committee, are described in the Company’s Current Reports on Form 8-K, filed on November 13, 2013 and March 24, 2014.

Specifically, the compensation package for Mr. Kheradpir was structured in a manner aligned with stockholder interests, including an emphasis on performance-contingent equity awards.

The compensation package provided that a significant component of Mr. Kheradpir’s new hire equity award (intended to be 75% of the total value) be comprised of performance-contingent performance share awards. The Committee believed that this award has the effect of linking a significant amount of Mr. Kheradpir’s compensation to Juniper’s stock price performance in alignment with stockholder interests, while rewarding sustained increases in Juniper’s stock price over a multi-year period. Specifically, the performance-contingent performance share awards are subject to vesting on the condition of sustained increases in the Company’s stock price over a period from 2015 through 2018 as follows:

  One third of the shares will vest immediately if the average closing market price (Average Stock Price, or “ASP”) of the Company’s Common Stock over a period of 60 consecutive trading days equals or exceeds $25.00 between January 1, 2015 and December 31, 2016;
  Two thirds of the shares (minus any portion which has previously vested under (1) above) will vest immediately if the ASP equals or exceeds $32.50 between January 1, 2016 and December 31, 2017; and
  All of the unvested shares will vest immediately if the ASP equals or exceeds $40.00 between January 1, 2017 and December 31, 2018.

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Juniper Networks, Inc. Notice of 2014 Annual Meeting and Proxy Statement	25

2014 Programmatic Changes

The Committee has made material changes to our 2014 executive compensation programs to further enhance the alignment of pay with stockholder value creation and mitigate dilution via equity compensation programs. Key tenets of our program changes are as follows:

Executive Annual Incentive Plan (annual cash program)

For 2014, the Plan is designed as follows:

Funding Gate: Must Achieve Minimum Level of Operating Income For ANY Funding

If Operating Income Gate is Achieved, Funding is Based on Components Below

Financial Component (70% Weighting)				Strategic (30% Weighting)

• Corporate Operating Margin % (Non-GAAP)	x	• Corporate Revenue Growth Multiplier	+	• Strategic Objectives

No bonus can be earned until we achieve a non-GAAP operating income threshold. We believe this aligns the executive cash incentive payout with a minimum level of non-GAAP operating income achievement, which we see as a key metric for stockholder value creation, and is thus aligned with stockholder interests.

If the non-GAAP operating income threshold is achieved, 70% of a bonus pool will be funded based on attainment of specified financial measures (non-GAAP operating margin and revenue growth) and 30% of the bonus pool will be funded based on attainment of specified quantitative strategic measures determined by the Committee. This weighting represents an increased emphasis on financial results, i.e., 70% of the bonus pool in 2014 vs. 50% of the bonus pool in 2013. We believe both non-GAAP operating margin expansion and revenue growth are critical to stockholder value creation, when balanced with quantitative business goals tied to Juniper’s integrated operating plan, market share achievement and employee engagement.

Executive equity program

For the CEO, the 2014 equity incentive mix will be comprised of the following: 60% of the target equity value granted in the form of performance share awards (similar to the construct for 2013), and 40% of the target equity value granted in the form of service-vested RSUs. In determining the equity mix for Mr. Kheradpir for 2014 awards, the Committee took into account that a significant portion of his new hire equity awards were made in the form of price-vested performance share awards. As a result, the Committee decided to weight a significant proportion of Mr. Kheradpir’s annual equity award for 2014 to performance share awards tied to financial and customer satisfaction results, rather than to additional price-vested performance share awards, thus providing a more balanced overall mix of incentives.

Executive Compensation

For CEO direct reports, the 2014 equity incentive mix will be comprised of the following:

2014 Equity Program – CEO		2014 Equity Program – CEO Direct Reports
Performance Share Award (PSA)	Service-Vested RSU	Performance Share Award (PSA)	Price-Vested Performance Share Awards	Service-Vested RSU
60% of Total Value	40% of Total Value	33% of Total Value	33% of Total Value	34% of Total Value
Same construct as 2013 PSA Plan Maintains consistency with design construct from prior years	Ratable vesting on 1st, 2nd, 3rd anniversaries of vest start date (34%, 33%, 33%, respectively)	Same construct as 2013 PSA Plan Maintains consistency with design construct from prior years	Same construct as CEO’s Price - Vested Award Ties portion of CEO Direct Reports’ 2014 equity awards to essentially same metrics as CEO’s award	Ratable vesting on 1st, 2nd, 3rd anniversaries of vest start date (34%, 33%, 33%, respectively)

60% of grant was performance-based		66% of grant will be performance-based

As noted above, 33% of target equity value will be granted in the form of performance share awards (similar to the construct for 2013), 33% in the form of stock price-vested performance share awards, and 34% in the form of service-vested RSUs.

The price-vested performance share awards reflect substantially the same construct and goals as set forth for our CEO’s new hire performance-vested share award, and are detailed as follows:

-

(i) One third of the shares will vest immediately if the average closing market price of the Company’s common stock over a period of 60 consecutive trading days (average price) equals or exceeds $29.00 between January 1, 2015 and December 31, 2016;

-

(ii) two thirds of the shares (minus any portion which has previously vested under (i) above) will vest immediately if the average price equals or exceeds $32.50 between January 1, 2016 and December 31, 2017; and

-	(iii) all of the unvested shares will vest immediately if the average price equals or exceeds $40.00 between January 1, 2017 and December 31, 2018.

This approach aligns a component of the CEO direct reports’ 2014 equity awards to the same design as the CEO’s new hire price-vested equity award, thereby explicitly tying approximately 1/3rd of the equity awards to stock price targets, and increases the mix of performance-based equity in the program to 66% in 2014 vs. 60% in 2013. We believe this modification represents increased alignment with stockholder interests.

Equity dilution

Over the past 5 years we have been reducing our annual equity usage. In 2013, we committed to stockholders that we would manage annual equity usage to 2.75% or less of CSO, and we achieved actual usage of 2.26% of CSO.

For fiscal 2014, our plan is to manage the equity program at or below 2.5% of CSO. We believe that reducing our equity usage target is a significant step in mitigating shareholder dilution via our equity programs, while still allowing us to stay competitive to attract and retain talent.

Corporate Governance Framework

The Company takes seriously its duty to maintain a comprehensive governance framework that is aligned with market practice and standards. The Company has adopted a strong corporate governance framework that includes the components described below.

  Stock ownership guidelines: We have established stock ownership guidelines for members of our board of directors, NEOs and certain former NEOs to further align the interests of our leadership with those of our stockholders.

  “Clawback” policy: We maintain a clawback policy under which our CEO and CFO are required to repay overpayments of incentive compensation awards in the event of a financial restatement in which it is determined that the individual executive was responsible due to gross recklessness or intentional misconduct.

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Juniper Networks, Inc. Notice of 2014 Annual Meeting and Proxy Statement	27

  Double-trigger vesting: An executive’s unvested equity awards will vest upon a change in control only if the executive also experiences a qualifying termination of employment.

  No stock option repricing: The Company’s 2006 Equity Incentive Plan does not permit us to reprice stock options without stockholder approval or to grant stock options with an exercise price below fair market value.

  No tax gross-ups: The Company has no executive officer contracts providing for an excise tax gross up following a change in control.
  No hedging of Company stock: Company policy prohibits members of our board of directors and Section 16 officers from engaging in short sales of Company stock and other similar transactions that could be used to hedge the risk of Company stock ownership.

  Independent compensation consultant:
  Our Compensation Committee retains an independent compensation consultant who performs services only for the Compensation Committee.

In-Depth Compensation Discussion & Analysis

Role of the Compensation Committee

The Compensation Committee is comprised entirely of independent directors and has the responsibility of approving compensation for our officers who are designated as reporting officers under Section 16 of the Exchange Act.

Role of the Compensation Consultant

The Committee has the authority to engage its own advisors to assist in carrying out its responsibilities. In addition, the Committee is free to replace its compensation advisors or retain additional advisors at any time.

During 2013, the Compensation Committee engaged Semler Brossy Consulting Group, LLC (“Semler Brossy”) to advise the Committee on executive compensation. The Committee has determined that Semler Brossy is an independent compensation advisor under the rules of the New York Stock Exchange and there are no conflicts of interest. Semler Brossy has no other business than advising boards and management teams on executive compensation issues. For details on the engagement and services provided by Semler Brossy, please refer to the “Compensation Consultant Fee Disclosure” section of this proxy statement beginning on page 49. During the 2013 fiscal year, Semler Brossy did not provide any services unrelated to executive compensation, and therefore received no fees for additional services.

Role of the Chief Executive Officer and Management

The Chief Executive Officer makes recommendations to the Committee regarding the salary, incentive target and equity awards for the NEOs (except for himself). These decisions are based on analysis and guidance provided by the compensation consultant and the Chief Executive Officer’s assessment of individual specific factors, such as the individual’s role and contribution to performance and the other factors discussed below. The Chief Executive Officer is also assisted by the Executive Vice President, Human Resources in making these recommendations.

The Committee independently decides the salary, incentive target and equity awards for the Chief Executive Officer with input from its compensation consultant. In 2013, the Committee’s independent compensation consultant provided input directly to the Committee with respect to the CEO’s compensation. Based on the information presented, the Committee discusses the Chief Executive Officer’s contribution and performance, Company performance, the competitive market, and the other factors discussed below, and independently makes compensation decisions in an executive session, without the Chief Executive Officer present.

Factors Considered in Determining Executive Pay

The Company’s executive compensation programs are overseen by the Committee. In 2013, the Committee established the guiding principles detailed below. The

Committee believes that these guiding principles drive the right behaviors, accountability and alignment with stockholder interests.

Executive Compensation

Table 1: Executive Compensation Philosophy and Objectives

Principle	Strategy
1. Enhance Accountability	Executive compensation linked to a clear set of business objectives
2. Manage to Balanced Results	Compensation strategy that drives balanced results between the following:
Short- and long-term objectives Individual and team performance Financial and non-financial objectives Customer satisfaction and growth
3. Reward High Performance	Upside potential in the incentive plans for superior performance with downside risk for underperformance
4. Attract & Retain Talent	Market-competitive programs with flexibility to be aggressive for mission-critical talent retention and acquisition
5. Align with Stockholder Interests	Programs that are transparent, easily understood and meet fiduciary commitments to stockholders
6. Encourage Health and Financial Well-Being	Market-competitive benefit programs that encourage wellness and financial savings

The Committee has established a framework for executive compensation positioning relative to market. Competitive compensation is fundamental for attracting and retaining the talent profile required for the success of the business. The 2013 market positioning strategy is presented below.

This framework provides a starting point in compensation decision-making and final decisions regarding compensation opportunity for executive officers, taking into account individual performance, tenure, criticality of role, and ability to impact business results.

Table 2: Market Positioning Strategy

Element	Market Definition	Target Pay Positioning	Rationale
Base Salary

Comparable US public companies with whom Juniper competes for talent

Compensation data from large-tech company comparator group for key positions where large-tech is primary talent pool

Compensation data reported by similarly-sized high-technology companies in published surveys

		At market median	Align with market competitive rates.
Annual Cash Incentives Total Cash Compensation		Target at or slightly above market median Upside potential positions total cash at or above 75th percentile	Provides focus on annual financial and non-financial goals Motivates superior performance with upside potential
Long-Term Incentives		Between median and 75th percentile	Creates ownership and aligns employee efforts with stockholder value creation Annual grants based on value delivered in the market for comparable jobs
Total Direct Compensation		Target above market median Upside potential positions total direct compensation at or above 75th percentile	Reward executives for achieving financial and strategic results that drive stockholder value over the long-term
Benefits		Target higher of market median or legal minimum	Encourage wellness and financial savings

As a starting point, the Committee reviews competitive compensation market data to establish reference points and relies on the following data sources:

  Primary Peer Group: A group of publicly-traded networking equipment and other high technology companies set forth in the table below (the “Peer Group”). The companies included in the Peer Group are ones which the Committee believes are similar in size and business scope and which compete with the

Company for talent. This list is periodically reviewed and updated by the Committee with the assistance of the independent compensation consultant to take into account changes in both the Company’s business and the businesses of the companies in the Peer Group. The data on the compensation practices of the Peer Group is gathered through publicly available information. For compensation decisions made in early 2013, the Peer Group consisted of the following companies:

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Juniper Networks, Inc. Notice of 2014 Annual Meeting and Proxy Statement	29

Table 3: Primary Peer Group

Revenues
Company Name	($B)
EMC Corp	$21.7
EBAY Inc.	$14.1
Motorola Solutions	$8.7
Corning Inc	$8.0
Broadcom Corp	$8.0
Symantec Corp	$6.7
NetApp Inc.	$6.2
SanDisk Corp	$5.1
CA, Inc.	$4.8
VMWare Inc.	$4.6
Adobe Systems Inc.	$4.4
NVIDIA Corp	$4.3
Intuit Inc	$3.8
Citrix Systems Inc	$2.6
Autodesk Inc	$2.3
BMC Software	$2.2
Xilinx Inc	$2.2
Peer Group Median	$4.8
Juniper Networks	$4.4

Note: Reflects fiscal year 2012 revenues as reported in companies’ 10-K filings.

Changes to the Primary Peer Group used to assess 2013 Pay decisions include the following:

  Removed Qualcomm and Altera from the prior year’s peer group. In the case of Qualcomm, the Committee determined that Qualcomm had grown to a size where the revenue and market cap increased beyond the size screens used to determine comparable peers. In the case of Altera, the Committee determined that Altera’s revenues were below the size comparable to Juniper.

  Added Motorola Solutions Inc and NVIDIA. In the case of Motorola Solutions Inc., with the completed spinoff of Motorola Mobility, the Committee determined that Motorola Solutions was within the relevant size category for Juniper as a peer and passed other screens related to profitability, R&D focus and growth rate. In the case of NVIDIA, the Committee determined that NVIDIA was a more comparable peer in terms of size and scope of operations

  Large Tech Company Comparator Group: A group of publicly-traded high technology companies set forth in the table below (the “Large Tech Company Comparator Group”). Large technology companies are typically the talent pool for Division head positions, and to a lesser extent, for our CEO position. Compensation data for comparable positions at these companies is used as a secondary reference by the Compensation Committee in making target compensation decisions. The listing of companies remained consistent with prior year practice, with the exception of the addition of Amazon.com Inc, in place of Motorola Solutions, which the Committee determined was representative of the type of companies contained in the “Large Tech” group.

Executive Compensation

Table 4: Large Tech Company Comparator Group

Company Name
Amazon.com Inc
Apple Inc.
Applied Materials Inc
Cisco Systems Inc
Computer Sciences Corp
Dell Inc
EBAY Inc.
EMC Corp
Google Inc
Hewlett-Packard Co
IBM
Intel Corp
Microsoft Corp
Oracle Corp
Qualcomm Inc
Seagate Technology Plc
Texas Instruments Inc

  Published Surveys: For the 2013 annual compensation review, broader technology company data was drawn from the Radford 2012 Executive Compensation Survey for companies of comparable size, approximately $4 billion in annual revenue.

After reviewing the market data, the Committee takes into consideration other factors, such as internal equity,

individual performance, tenure, leadership skills and ability to impact business performance. In addition, while recruiting and retaining key executive talent, the compensation decisions may be determined based on negotiations with such individuals and can reflect such factors as the amount of compensation that the individual would forego by joining or remaining with the Company or relocation costs.

Elements of Executive Compensation

The NEO compensation program comprises the following elements:

Table 5: Elements of Executive Compensation

Element	Rationale
Base Salary	Provides fixed level of compensation for day-to-day responsibilities and achieving target goals and objectives
Annual Cash Incentives	Aligns executive efforts with short-term (annual) financial and strategic Company goals
Long-term Incentives	Bridges short- and long-term goals and aligns executive effort with stockholder value creation
Performance Shares	Rewards longer-term sustained financial performance, further strengthening the link with stockholder value creation
Restricted Stock Units	Provides a strong incentive for longer-term executive retention, provides incentive for high performance resulting in increased stock price, and reduces stock-based burn rate by reducing the number of shares of stock subject to equity grants
Benefits	Except as referenced below, executives participate in company-wide benefit programs. Executives may choose to defer a portion of salary and annual incentive bonus under a deferred compensation program
Severance	Provides a financial bridge to new employment in line with market competitive practices
Change of Control Related Benefits	Encourage the continued attention, dedication and continuity of assigned duties without the distraction that may arise from the possibility of a change of control

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Juniper Networks, Inc. Notice of 2014 Annual Meeting and Proxy Statement	31

The Company’s pay mix emphasizes pay for performance. In 2013, “variable” compensation in the form of annual cash bonus incentive and equity (i.e., RSUs and performance shares) comprised 88% of our CEO’s target total direct compensation and 89% of our other NEOs’ target total direct compensation on average.

*	Note: Target Total Direct Compensation reflects base salary (excluding paid time off payout) as indicated in the Summary Compensation Table, target annual incentive opportunity as indicated in the Grants of Plan-Based Awards Table, and target value of 2013 equity awards as indicated in the Summary Compensation Table. The Summary Compensation Table begins on page 44 and the Grants of Plan-Based Awards Table is on page 46.

Base Salary

In 2013, Mr. Johnson provided the Committee with his recommended base salary increases for NEOs in light of a review of competitive external market data, as well as the Company’s compensation framework. The Committee independently decided not to provide a base salary increase to Mr. Johnson. As noted in the table below, several NEOs received increases that were intended to better align their salaries with other executives at Juniper having similar levels of responsibility, as well as with comparable positions at similarly sized companies in the technology industry. In connection with her promotion, in July 2013 Ms. Denholm received a salary increase commensurate with her expanded responsibilities for global operations. Mr. Rahim also received a salary increase in July 2013 in order to align his salary with other internal executives at the same grade level having similar levels of responsibility. Generally, merit increases to base salary of an NEO, if applicable, were effective July 1, 2013.

Table 6: 2013 Base Salary

	2013 Base	2013 Base	%
	Salary Before	Salary After	Salary
Executive	Increase	Increase	Increase
Kevin R. Johnson
Chief Executive Officer	$1,000,000	$1,000,000	0%
Robyn M. Denholm
Executive Vice President and Chief Financial and Operations Officer	$575,000	$750,000	30%
Rami Rahim
Executive Vice President, General Manager, Platform Systems Division	$600,000	$725,000	21%
Pradeep Sindhu
Executive Vice President, Chief Technology Officer	$575,000	$600,000	4%
Gerri Elliott
Executive Vice President, Chief Customer Officer	$575,000	$625,000	9%
Robert Muglia(1)
Former Executive Vice President, General Manager, Software Solutions Division	$750,000	$775,000	3%

(1)	Mr. Muglia resigned from his position as Executive Vice President and General Manager, Software Solutions Division in December 2013.

Executive Compensation

Executive Annual Cash Incentive Compensation and Cash Bonus

Executive Annual Incentive Plan

Consistent with our key program objective to have a significant portion of each NEO’s compensation tied to performance, the Company has established a target annual performance-based cash incentive opportunity for each NEO, expressed as a percentage of base salary. In setting the amount of the target incentive, the Committee takes into account competitive market data, desired positioning against market, the individual’s role and contribution to performance, and internal equity. The actual award earned may be higher or lower than this target incentive amount, based on company, business unit and/or individual performance factors.

For 2013, target incentives (expressed as a percentage of base salary) for all NEOs remained consistent with 2012 levels, except for the target incentives of Ms. Denholm, who was promoted. The target cash incentives as a percentage of base salary for 2013 are presented below:

Table 7: 2013 Target Incentives

			Target
			Incentives
	Annual	Adjusted Base	(as % of	Target
Executive	Base Salary	Salary(1)	Base Salary)	Incentives
Kevin R. Johnson
Chief Executive Officer	$1,000,000	$1,000,000	175%	$1,750,000
Robyn M. Denholm(2)
Executive Vice President and
Chief Financial and Operations Officer	$750,000	$662,500	N/A (2)	$850,000
Rami Rahim
Executive Vice President,
General Manager, Platform Systems Division	$725,000	$662,500	150%	$993,750
Pradeep Sindhu
Executive Vice President,
Chief Technology Officer	$600,000	$587,500	100%	$587,500
Gerri Elliott
Executive Vice President, Chief Customer Officer	$625,000	$600,000	100%	$600,000
Robert Muglia(3)
Former Executive Vice President,
General Manager, Software Solutions Division	N/A	N/A		N/A

(1)	Adjusted base salaries reflect actual salaries earned during 2013. Note the amounts do not reflect the cash-out of accrued paid-time-off (PTO) in 2013.
(2)	Ms. Denholm’s target incentive value is pro-rated to reflect (i) opportunity prior to promotion, i.e., $575,000 salary and target annual incentive of 100% of salary pro-rated for 6 months, and (ii) opportunity following promotion, i.e., $750,000 salary and target annual incentive of 150% of salary pro-rated for 6 months.
(3)	Mr. Muglia’s target opportunity is not applicable given his resignation prior to the end of the fiscal year.

NEOs could earn annual cash incentives in 2013 based on achievement of pre-determined goals in the Executive Annual Incentive Plan (“AIP”). The 2013 AIP was comprised of two components: Financial and Strategic, in order to drive executive focus on achievement of pre-determined goals that contributed to overall company performance. For the Financial component, we maintained goals for non-GAAP corporate operating margin and corporate revenue growth, consistent with the 2012 Plan design. For the Strategic component, we focused on a limited number of key objectives that contributed to operational and financial results, as described below.

Financial (50%)			+	Strategic (50%)

Corporate Non-GAAP Operating Margin* (0%-125% Payout)	x	Corporate Revenue Growth (1x-2x Multiplier)		Strategic Objectives, including products build, market share gains, and customer satisfaction

*	Non-GAAP Operating Margin excludes certain items, primarily stock-based compensation expense and related payroll taxes, amortization of acquired intangible assets, certain one-time gains and losses, and income taxes related to these items. Non-GAAP Operating Margin is calculated quarterly and publicly disclosed as part of our quarterly earnings releases.

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Juniper Networks, Inc. Notice of 2014 Annual Meeting and Proxy Statement	33

While the use of Financial and Strategic components remained consistent with the 2012 AIP design, we incorporated several changes in 2013 in order to strengthen the alignment of pay and performance.

Design Element	2012 Construct	2013 Construct	Implications
Weighting of Financial and Strategic Components	70% Financial 30% Strategic	50% Financial 50% Strategic	Focus on achieving operating margin and revenue growth while also driving key operational / strategic imperatives geared to improving stockholder value
Number of Plans	Corporate Plan Division Plans Business Unit Plans	Corporate Plan Only	Require NEOs to work together across functions to deliver company-wide results
Independence of Metrics in Payout Opportunity	Could earn payout under either operating margin or revenue growth results	Primary measure is operating margin. Revenue growth provides a multiplier	Focus attention on operating margin to drive efficiencies across the company, and motivate revenue growth as an opportunity to provide upside bonus funding
Calibration of Performance and Payout in Financial Component	Could earn payout of 0%-200% of Target in either metric	Lower upside for operating margin (125% max payout) Revenue multiplier only incremental above operating margin result, and only for above 6.3% growth achievement
  On revenue growth alone, no bonus can be earned. Makes operating margin threshold a gate for earning any cash incentive amount under Financial component
  Can only earn max payout under Financial component if both operating margin and revenue growth are each at max achievement

The actual amounts paid to individual NEOs depend on the level of achievement against the objectives. NEOs can earn anywhere between 0%-200% of the target incentive based on actual performance. The portion of incentives tied to financial objectives is formulaic. However, the strategic component is funded based on strategic and operational goals, and the CEO makes recommendations for individual payouts for officers other than himself, based on his evaluation of their performance. Final approval of actual payout amounts is at the discretion of the Committee. For 2013, the Committee established target performance goals for non-GAAP operating margin and revenue growth per the table below. Strategic goals varied based on individuals, and included product build, market share gains, and customer satisfaction.

Table 8: 2013 Financial Performance Targets and Achievements

Non-GAAP Corporate Operating Margin		X	Revenue Growth Multiplier
Performance	Payout(1)		Revenue Growth	Multiplier
Max: 20%	125%		>12.5%	1.7x
			>10.5% - 12.5%	1.5x
Target: 18%	100%		>8.5% - 10.5%	1.3x
			>6.3% - 8.5%	1.1x
Threshold: 15%	50%		<=6.3%	1.0x
Actual: 19.2%(2)	115%	X	7.0%	1.1x
115% x 1.1x = 126.5% of Target Payout for Financial Component 126.5% Payout for Financial Component = 63.25% Weighted Payout (Financial Component has 50% Weighting on Overall Plan)

(1)	No payout for individual component for performance levels below threshold. Payment scales between threshold and target and between target and maximum are linear.
(2)	Reflects non-GAAP financial measures, as described in our January 2014 Current Report on Form 8-K, which furnished our earnings release for fiscal year 2013. Reconciliations between GAAP and non-GAAP measures are contained therein.

Actual 2013 non-GAAP corporate operating margin was between Target and Maximum, while revenue growth produced a multiplier of 1.1x on the non-GAAP corporate operating margin payout. As a result, the payout for the Financial component was 126.5% of target, reflecting 115% of target from non-GAAP corporate operating margin results adjusted by 1.1x multiplier from revenue growth results.

For the strategic objectives-related payouts, the CEO presented to the Committee an evaluation of all of his direct reports relative to their goals and also made recommendations for their payouts. Recommendations for NEOs, excluding the CEO, were based on overall achievement relative to strategic goals and individual executive contributions in their respective roles. For the CEO, the Committee independently determined the payout for the Strategic Component at 74.25% of target.

Executive Compensation

Upon completion of the measurement period for 2013, the Committee reviewed the performance of the Company to verify and approve the calculations of the amounts to be paid. Excluding Mr. Muglia, who resigned effective as of December 10, 2013 and received a bonus payout reflecting 56% of target at that time, actual payouts to

NEOs under the 2013 Executive Annual Incentive Plan ranged between 95.53% and 106.6% of the individual’s target annual incentive for the year. The following table summarizes the payments for the Company’s NEOs (expressed as a percentage of their 2013 target incentive):

Table 9: Payments Under 2013 Annual Incentive Plan

	Financial Component		Strategic Component		Total Amount
		Payout as %		Payout as %		Payout as %
Executive	Payout $	of Total Target	Payout $	of Total Target	Payout $	of Total Target
Kevin R. Johnson
Chief Executive Officer	$1,106,875	63.25%	$649,688	37.125%	$1,756,563	100.38%
Robyn M. Denholm
Executive Vice President and Chief
Financial and Operations Officer	$537,625	63.25%	$290,050	34.12%	$827,675	97.37%
Rami Rahim
Executive Vice President,
General Manager, Platform Systems Division	$628,547	63.25%	$430,751	43.35%	$1,059,298	106.60%
Pradeep Sindhu
Executive Vice President,
Chief Technology Officer	$371,594	63.25%	$189,639	32.28%	$561,233	95.53%
Gerri Elliott
Executive Vice President, Chief Customer Officer	$379,500	63.25%	$232,409	38.73%	$611,909	101.98%
Robert Muglia(1)
Former Executive Vice President,
General Manager, Software Solutions Division	n/a	n/a	n/a	n/a	$643,359	56.00%

(1)

Since Mr. Muglia served as an employee for substantially all of 2013, the Compensation Committee approved payment of a portion of his target incentive compensation for 2013. Mr. Muglia was paid $643,359, which represents 56% of his annual bonus target.

Cash Bonus

In connection with Ms. Denholm’s grade level promotion and expanded responsibilities, the Compensation Committee approved a one-time promotion bonus of $500,000.

In recognition of Ms. Elliott’s services provided in the prior fiscal year, including her assistance with the Company’s CEO transition and the transition of her own role as Chief Customer Officer, the Compensation Committee awarded her a one-time cash payment in the amount of $500,000.

Long-Term Equity Incentive Compensation

The Company has been focused on managing its annual equity usage as a percentage of its common stock outstanding to align with Peer Group levels. To reduce the Company’s equity usage as a percentage of CSO, the Committee reviewed its overall equity compensation program and made changes intended to position the Company’s annual equity burn rate below the Peer Group’s 75th percentile. In determining the ranges for long-term equity incentives, the Committee sought to allocate to the NEOs approximately 60% of their equity award value in the form of performance shares, or PSAs, and 40% of their equity award value in the form of RSUs. The rationale for this equity mix was to further align the NEOs’ compensation opportunities with stockholder interests, i.e., stock price appreciation, and also to incentivize our NEOs to continue to drive performance in key financial metrics that support our innovation agenda (i.e., operating income) and customer satisfaction (Juniper Customer Satisfaction Index, or JCSI). In addition, moving to a program of RSUs and PSUs reduces stock-based burn rate by reducing the number of shares of stock subject to equity grants. This is because RSUs and PSUs do not have an exercise price and can deliver the same value of compensation with fewer shares than option grants.

The number of equity awards for the 2013 equity compensation program guidelines was calculated using a policy the Committee approved in 2013, pursuant to which the conversion price reflected the higher of $25.00 or our 6-month average daily stock price close for the second half of 2012. The Committee determined that $25.00 was an appropriate conversion price given that

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Juniper Networks, Inc. Notice of 2014 Annual Meeting and Proxy Statement	35

our second half of 2012 average daily stock price close was $17.63, A $25.00 conversion price implicitly builds a stock price hurdle into the equity award, i.e., in order to earn the intended target value of compensation under the equity compensation program, the stock price will need to increase to $25.00. Further, using an average stock price mitigates the impact of spot stock price volatility on any given day in converting long-term equity incentive value to the number of shares subject to an award. In determining the amount of long-term equity incentives to award to each individual, the Committee evaluated grant levels in the Peer Group and in the survey data. The Committee’s objective was to continue to target total direct compensation between the 50th and 75th percentiles of the Peer Group market data discussed above. However, within this general objective, the specific number of equity awards for each of the NEOs was based on the executive’s respective role, grade level and individual performance.

The Company’s equity compensation programs are intended to align the interests of our NEOs with those of our stockholders by creating an incentive to drive financial performance over time and maximize stockholder value creation. The vehicles used for the equity compensation program, and the rationale for their use, are as follows:

Restricted Stock Units

RSUs are used for retention purposes as they provide payout opportunity to the NEOs only if they remain employed through the applicable vest dates. The payout opportunity is directly linked with shareholder value and executive efforts over a multi-year timeframe, i.e., executive team retention to deliver results. In 2013, the Company used RSUs on a programmatic basis, representing 40% of total target equity value awarded. Generally, the RSUs vest with respect to 34% on the first anniversary of the grant date and with respect to an additional 33% on each of the second and third anniversaries of the grant date, assuming continued service to the Company.

In addition to the programmatic use of RSUs in 2013, there were cases in which RSUs were granted as a onetime long-term retention incentive to NEOs as follows:

  Ms. Denholm: In connection with Ms. Denholm’s promotion and expanded responsibilities for global operations, and in order to retain Ms. Denholm at a time when our senior executives were being heavily recruited, the Committee awarded a one-time grant of 210,000 RSUs. This award, as with other one-time awards, is not reflective of Ms. Denholm’s annual go-forward compensation package, and has not been repeated in 2014, as indicated in our Current Report on Form 8-K and Ms. Denholm’s Form 4 filing dated March 2014. This RSU vests with respect to 50% on the first anniversary of the grant date, 40% on the second anniversary of the grant date, and 10% on the third anniversary of the grant date.
  Mr. Rahim: In consideration of the scope of Mr. Rahim’s role and responsibilities, and in order to create an additional incentive for Mr. Rahim to lead our largest division, the Committee awarded him 100,000 RSUs that vest according to Juniper’s standard 3-year vesting schedule.
  Mr. Muglia: In consideration of Mr. Muglia’s unvested equity hold (i.e., retention hold), and in order to create an additional incentive for Mr. Muglia to remain at the Company during the continued turnaround of the Software Solutions Division, the Committee awarded him 160,000 RSUs that vest with respect to 50% on November 29, 2013, 30% on May 30, 2014, 15% on May 29, 2015, and 5% on February 26, 2016.
  Dr. Sindhu: In consideration of Dr. Sindhu’s unvested equity hold, and in order to create an additional incentive for Dr. Sindhu to lead the technology agenda at Juniper, including several key initiatives, the Committee awarded him 75,000 RSUs that vest according to Juniper’s standard 3-year vesting schedule.

Executive Compensation

Performance Share Awards

PSAs are designed to reward executive efforts with respect to year-over-year sustained financial performance, which in the longer term has the potential to positively impact stockholder value.

NEOs receive performance share grants that vest based on performance over a three-year period. In general, on an annual basis, we calculate a number of performance shares based on the achievement of annual performance targets, which we refer to as being “banked,” however, these banked shares are not vested until the end of the entire three-year period. The amount of PSAs banked for a particular year is based on the achievement of annual performance targets established for that year. The plan’s performance measure construct for 2013 is illustrated below.

Corporate Non-GAAP Operating Income* $ (0%-200% Payout)	X	JCSI Multiplier (0.75x – 1.5x)	=	Shares Banked (0% - 200% of Target)

*	Non-GAAP Operating Income excludes certain items, primarily stock-based compensation expense and related payroll taxes, amortization of acquired intangible assets, certain one-time gains and losses, and income taxes related to these items. It is calculated quarterly and publicly disclosed as part of our quarterly earnings releases.

The 2013 construct for PSAs was generally consistent with the construct for the 2012 PSAs insofar as follows:

  The plan continued to measure annual performance and bank shares such that the aggregate payout occurred as a cliff vest 3-years following the grant date. Specifically, we retained the construct of a financial metric being the primary measure of performance, with a modifier to provide upside/downside in connection with the results of the JCSI, our customer satisfaction score.
  Non-GAAP operating income remained a financial metric in the plan design to focus NEOs on achieving higher levels of dollar profitability.
  Juniper’s Customer Satisfaction Index (JCSI) remained the metric for the modifier in order to allow management to emphasize customer satisfaction and drive desired results across the Company. The modifier served as an adjustment to the payout derived from non-GAAP operating income performance, ranging from 0.75x to 1.5x. Consistent with prior years, JCSI comprises three metrics: (1) customer’s overall satisfaction with Juniper; (2) customer’s likelihood to recommend Juniper to a colleague; and (3) customer’s continued use of Juniper products, services, and/or support. JCSI is measured based on the results of a customer satisfaction survey designed, administered, and analyzed by an external firm in partnership with the Company’s management. The survey process typically begins towards the middle of the second quarter and final results are available towards the end of the fourth quarter. For 2013, 7,158 nominations were sent across 2,495 client accounts for participation in the Company’s customer satisfaction survey, and 1,348 customers participated.

In addition, we implemented several modifications to the plan from 2012 as follows:

  Metrics: Eliminated operating cash flow margin as a financial metric in the plan. The rationale underlying this decision was due to the Committee’s belief that the Company had achieved its long-term cash flow objectives and this measure no longer allowed for sufficient stretch performance objectives to be established. The Committee further believed that primary emphasis on non-GAAP operating income would signal a higher degree of focus on improved profitability for the Company.
  Maximum Payout: Reduced from 250% of target to 200% of target in order to limit the maximum upside associated with the plan that might motivate riskier behaviors to drive higher payouts, and to further manage the potential dilution from our equity incentive plans.

For 2013, the Committee set target performance goals at levels which it believed at the time to be difficult but achievable, and set maximum performance goals at a level which it believed to be very difficult. With respect to each year’s performance, the participants can earn between 0% and 200% of the target amount for that year depending on the level of achievement against the targets established for that year (the target amount for each year is one-third of the target amount for the entire three year period). Shares earned vest following certification of performance for the final tranche in the performance

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Juniper Networks, Inc. Notice of 2014 Annual Meeting and Proxy Statement	37

period. No shares are vested or issued prior to the completion of the third performance year or as stated in individual executives’ employment contracts, and any earned but unvested shares are forfeited if the employee leaves the Company before the stated vest date.

The tables below provide operating income and JSCI goals for 2013, actual achievement, and details of shares earned for the 2013 performance measurement year.

Table 10: 2013 Operating Income and JCSI Goal Achievement

Operating Income $		X	JCSI Multiplier
Performance	Payout(1)		Performance	Multiplier
Max: $1,000M	200%		Max: 8.30 and Above	1.50x
Target: $827M	100%		Target: 7.79 – 7.95	1.00x
Threshold: $500M	40%		Threshold: 7.44 and Below	0.75x
Actual: $895.9M(2)	139.8%	X	8.04	1.17x
• 139.8% x 1.17x = 163.6% of Target Payout for 2013 tranches of PSA Awards

(1)	No shares are earned for achievement of performance levels below threshold. Performance achievement scales between threshold and target and between target and maximum are linear.
(2)	Reflects non-GAAP financial measures, as described in our January 2014 Current Report on Form 8-K, which furnished our earnings release for fiscal year 2013. Reconciliations between GAAP and non-GAAP measures are contained therein.

Details on individual grants can be found in the Grants of Plan-Based Awards Table on page 46 of this proxy statement.

Table 11: Shares Earned for 2013 Performance Share Goal Achievement

	Grant Year of	Total		2013 Performance
	Performance	Performance		Achievement	2013 Total	Shares To Vest
Executive(1)	Shares	Share Target	2013 Target	(% of Target)	Shares Earned	in 2014
Kevin R. Johnson Chief Executive Officer	2013	162,000	54,000	163.6%	88,344	—
	2012	100,000	33,333	163.6%	54,532	—
	2011	100,000	33,333	163.6%	54,532	99,031
	Total	—	120,666	163.6%	197,408	99,031
Robyn M. Denholm Executive Vice President and Chief Financial and Operations Officer	2013	60,000	20,000	163.6%	32,720	—
	2012	35,000	11,666	163.6%	19,085	—
	2011	45,000	15,000	163.6%	24,540	44,565
	Total	—	46,666	163.6%	76,345	44,565
Rami Rahim Executive Vice President, General Manager, Platform Systems Division	2013	100,000	33,334	163.6%	54,534	—
	2011	17,284	5,761	163.6%	9,424	17,115
	Total	—	39,095	163.6%	63,958	17,115
Pradeep Sindhu Executive Vice President, Chief Technology Officer	2013	60,000	20,000	163.6%	32,720	—
	2012	35,000	11,666	163.6%	19,085	—
	2011	30,000	10,000	163.6%	16,360	29,710
	Total	—	41,666	163.6%	68,165	29,710
Gerri Elliott Executive Vice President, Chief Customer Officer	2013	60,000	20,000	163.6%	32,720	—
	2012	35,000	11,666	163.6%	19,085	—
	2011	45,000	15,000	163.6%	24,540	44,565
	Total	—	46,666	163.6%	76,345	44,565

(1)	Excludes Mr. Muglia, who resigned prior to the end of the fiscal year and forfeited all unvested performance share awards upon resignation.

Benefits and Perquisites

The NEOs are provided the same health and welfare benefits that are available to employees broadly. The Committee believes that the benefits programs are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain talent.

In addition to receiving Company wide-benefits, NEOs are eligible to participate in the Deferred Compensation Plan and Executive Wellness Program described below.

Executive Compensation

Deferred Compensation Plan

In June 2008, the Company adopted and implemented a deferred compensation plan for U.S. employees. All NEOs are eligible to participate in the deferred compensation plan. The Company implemented this plan in order to offer benefits that are competitive with companies with which we compete for talent. This plan allows participants to elect to defer a certain amount of compensation earned into one or more investment choices.

The participants are not taxed on the compensation deferred into these investments until distribution of invested funds to the participant at a future date, which may be upon termination of employment with the Company or a designated “in-service” date elected by the participant. The deferred compensation plan is intended to comply with Internal Revenue Code Section 409A. In 2013, other than Mr. Muglia, none of the NEO’s participated in this plan.

Executive Wellness Program

Under the Executive Wellness Program, eligible executives receive additional benefits focused on health care screening and wellness. The total value of this benefit is limited to $10,000 per year for each eligible executive.

The Committee believes that promoting the health and wellness of its executives results in a number of benefits to the Company, including increased productivity, lower absentee rate and increased organizational stability, among others.

Other Benefits

From time to time, the Company may agree to reimburse employees for relocation costs if the employee’s job responsibilities require him or her to move a significant distance. Mr. Kheradpir recently received the relocation assistance described in the Company’s Current Reports on Form 8-K, filed on November 13, 2013 and March 24, 2014. Mr. Muglia was hired by the Company in 2011. While he was in the process of relocating to the Bay Area and pursuant to the terms of his new hire package, the Company provided relocation assistance in the form of travel for residence relocation, settling in assistance, limited rental car use, temporary housing, household goods shipping/storage, and taxable relocation allowance. In addition, Mr. Muglia’s agreement provided for new home purchase assistance. Pursuant to the terms of Mr. Muglia’s offer letter with the Company, he was responsible for repaying a pro-rated portion of his relocation expenses if, prior to three years of service at Juniper, his employment was terminated under certain circumstances. In connection with Mr. Muglia’s resignation on December 10, 2013, the Committee waived Mr. Muglia’s obligation to repay any of his pro-rata relocation expenses. Ms. Elliott was hired by the Company in 2009. While she was in the process of relocating to the San Francisco Bay Area, and pursuant to the terms of her new hire package, the Company provided relocation assistance in the form of travel for residence relocation, tax assistance, limited rental car use and temporary housing, household goods shipping/storage, and a taxable relocation allowance. In addition, Ms. Elliott’s agreement provided for home sale assistance and new home purchase assistance.

Severance Benefits

In addition to compensation designed to reward employees for service and performance, the Committee has approved severance and change of control provisions for certain employees, including NEOs, as described further below.

Basic Severance

In order to recruit executives to the Company and encourage retention of employees, the Committee believes it is appropriate and necessary to provide assurance of certain severance payments if the Company terminates the individual’s employment without cause, as described in their respective agreements. The Committee has approved severance benefits for several members of senior management, including the NEOs. Upon the commencement of his employment, Mr. Johnson entered into a severance agreement which is described below. Under severance agreements with Ms. Denholm,

Ms. Elliott, Mr. Sindhu, and Mr. Rahim, in the event the employee is terminated involuntarily by Juniper Networks without cause, and provided the employee executes a full release of claims, in a form satisfactory to Juniper Networks, promptly following termination, the employee will be entitled to receive the following severance benefits: (i) an amount equal to 12 months of base salary (for Ms. Elliott and Mr. Sindhu) and 15 months of base salary (for Ms. Denholm and Messrs. Muglia and Rahim), and (ii) $18,000 in lieu of continuation of benefits (whether or not the individual elects COBRA), and, in connection with Ms. Denholm’s promotion on July 19, 2013, the Committee amended Ms. Denholm’s severance agreement

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to also provide that any portion of her RSU award that was granted to her on July 19, 2013 that has not vested prior to the date of termination will vest in full on the last day of Ms. Denholm’s employment. All current severance agreements will expire in January 2015.

Upon the commencement of his employment, Mr. Johnson entered into a severance agreement which provided that in the event Mr. Johnson is terminated involuntarily by the Company without cause, as defined in the agreement, and provided he executes a full release of claims, in a form satisfactory to Juniper Networks promptly following termination, Mr. Johnson will be entitled to receive the following severance benefits: (i) an amount equal to one year of base salary, (ii) an amount equal to his annual target bonus for the fiscal year in which the termination occurs, and (iii) six months of Company-paid health, dental, vision, and life insurance coverage.

The Committee believes that the size of the severance packages described is consistent with severance offered by other companies of the Company’s size or in the Company’s industry.

The following table describes the potential payments that would have been provided for each of the NEOs upon termination of employment without cause (assuming the change of control benefits discussed below do not apply) as described above if such termination had occurred on December 31, 2013. As a result of his resignation on December 10, 2013, Mr. Muglia was not entitled these benefits as of December 31, 2013.

Table 12 Potential Severance Payments for Termination Without Cause

			Value of
	Base Salary	Incentive	Accelerated	Value of
Executive	Component	Component	Equity Awards(1)	Benefits	Total
Kevin R. Johnson	$1,000,000	$1,750,000	N/A	$10,147	$2,760,147
Robyn M. Denholm	$937,500	N/A	$4,739,700	$18,000	$5,695,200
Pradeep Sindhu	$600,000	N/A	N/A	$18,000	$618,000
Gerri Elliott	$625,000	N/A	N/A	$18,000	$643,000
Rami Rahim	$906,250	N/A	N/A	$18,000	$924,250

(1)       The value of accelerated RSUs are based on a per share price of $22.57, which was the closing price as reported on December 31, 2013.

Change of Control Severance

The Committee considers maintaining a stable and effective management team to be essential to protecting and enhancing the best interests of the Company and its stockholders. To that end, the Committee recognizes that the possibility of a change of control may exist from time to time, and that this possibility, and the uncertainty and questions it may raise among management, may result in the departure or distraction of management to the detriment of the Company and its stockholders. Accordingly, the Committee decided to take appropriate steps to encourage the continued attention, dedication and continuity of members of the Company’s management to their assigned duties without the distraction that may arise from the possibility of a change of control. As a result, the Committee has approved certain severance benefits for Mr. Johnson, Ms. Denholm, Mr. Sindhu, Ms. Elliott, Mr. Muglia, and Mr. Rahim, as well as for several members of senior management in the event of certain employment terminations following a change of control. In approving these benefits the Committee considered a number of factors, including the prevalence of similar benefits adopted by other publicly traded companies. All current change of control agreements will expire in January 2016. The Committee takes into account an executive’s current role and the impact of a transaction on the role before renewing the agreements for another period of two years.

Provided the executive signs a release of claims and complies with certain post termination non-solicitation and non-competition obligations, all NEOs will receive change of control severance benefits if either (i) the executive is terminated without cause within 12 months following the change of control or (ii) between four and 12 months following a change of control the executive terminates his or her employment with the Company (or any parent or subsidiary of the Company) for good reason (both cause and good reason are defined in the agreement). For the purposes of this agreement, a reduction in duties, title, authority or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the Chief Financial Officer of the Company remains the Chief Financial Officer of the subsidiary or business unit substantially containing the Company’s business following a change of control) does not by itself constitute grounds for good reason.

These change of control severance benefits consist of (i) a cash payment equal to the executive’s annual base salary plus the executive’s target bonus for the fiscal year in which the change of control or the executive’s termination occurs, whichever is greater, (ii) acceleration of vesting

Executive Compensation

of all of the executive’s then unvested outstanding stock options, stock appreciation rights, restricted stock units and other Company equity compensation awards that vest based on time, and (iii) a lump sum cash payment of $36,000 in lieu of continuation of benefits (whether or not the individual elects COBRA). With respect to equity compensation awards that vest wholly or in part based on factors other than time, such as performance (whether individual or based on external measures such as Company performance, market share, stock price, etc.), the change of control severance benefits include acceleration as follows: (i) any portion for which the measurement or performance period or performance measures have been completed and the resulting quantities have been determined or calculated, shall immediately vest and become exercisable (and any rights of repurchase by the Company or restriction on sale shall lapse), and (ii) the remaining portions shall immediately vest and become exercisable (and any rights of repurchase by the Company or restriction on sale shall lapse) in an amount equal to the number that would be calculated if the performance measures were achieved at the target level.

The following table describes the potential payments that would have been provided for each of the NEOs upon termination of employment in connection with a change of control of Juniper Networks as described above if such termination had occurred on December 31, 2013. As a result of his resignation on December 10, 2013, Mr. Muglia was not entitled these benefits as of December 31, 2013.

Table 13 Potential Payments Upon Termination in Connection with a Change of Control

		Incentive
	Base Salary	Compensation	Benefits	Value of
	Severance	Severance	Severance	Accelerated	280G
Name(1)	Component	Component	Component	Equity Awards(2)	Gross-Up	Total
Kevin R. Johnson	$1,000,000	$1,750,000	$36,000	$9,492,938	N/A	$12,278,938
Robyn M. Denholm	$750,000	$850,000	$36,000	$9,659,803	N/A	$11,295,803
Pradeep Sindhu	$600,000	$587,500	$36,000	$5,232,134	N/A	$6,455,634
Gerri Elliott	$625,000	$600,000	$36,000	$3,802,888	N/A	$5,063,888
Rami Rahim	$725,000	$993,750	$36,000	$12,922,072	N/A	$14,676,822

(1)	All NEOs are subject to a modified cap whereby Juniper Networks would either pay the NEO (i) the full amount of the NEO’s severance benefits or, alternatively (ii) an amount of certain severance benefits otherwise payable to the NEO such that the severance benefits will not be subject to the tax imposed by Internal Revenue Code Section 4999, whichever produces the better after-tax result for the NEO.
(2)	The value of accelerated unvested options, RSUs and performance shares are based on a per share price of $22.57, which was the closing price as reported on December 31, 2013. With respect to performance share awards, the equity value is calculated based on the sum of earned, but unvested shares, plus target unearned and unvested shares multiplied by $22.57, the closing price of Juniper Networks, Inc. common stock on December 31, 2013.

Equity Award Granting Policy

The Board has approved a policy for granting restricted stock units and other equity awards. Pursuant to the policy, new hire and ad hoc promotional and adjustment grants to non-Section 16 officers are to be granted monthly, which generally occurs on the third Friday of each month, except as discussed below. All approvals of restricted stock unit grants and other equity awards by the Board, the Stock Committee, or the Compensation Committee are made at a meeting, which may be either in-person or telephonic, and not by unanimous written consent, except that this requirement shall not apply to Board actions as to which the granting of equity awards is incidental to the primary Board action. Annual performance grants to non-Section 16 officers are scheduled to occur on the same date as a monthly grant and shall be approved by the Stock Committee in the manner described above. Grants in connection with acquisitions shall, unless a date is specified in the acquisition agreement, occur to the extent practical on a date on which equity awards to Company employees are made by the Stock Committee. Annual equity awards to Section 16 officers are generally scheduled to be approved at a meeting of the Compensation Committee in the first quarter after the fourth fiscal quarter earnings announcement. The annual grants to Section 16 officers are also generally scheduled to be effective on the third Friday of the month if the meeting approving such grants occurs on or before such date. Notwithstanding the foregoing, if the Company is advised by outside counsel that the granting of equity awards on a particular date or to particular recipients, or prior to the disclosure of certain non-public information, could reasonably be deemed to be a violation of applicable laws or regulations, such grants may be delayed until such time as the granting of those awards would be not reasonably expected to constitute a violation. If making a particular monthly grant would cause the Company to exceed any granting limitation imposed by the Board or Compensation

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Committee (such as an annual limit), the monthly grant shall be delayed until the first subsequent month in which the limitation would not be exceeded. If the making of a grant would cause the Company to violate the terms of any agreement approved by the Board or a Committee of the Board, such grant shall be delayed until it would not violate such agreement. The exercise price of stock options granted will be the closing market price on the date of grant. The Company intends to grant restricted stock units and other equity awards in accordance with the foregoing policy without regard to the timing of the release of material non-public information, such as a positive or negative earnings announcement.

Equity Ownership Guidelines

The Company has adopted stock ownership guidelines to further align the interests of the Company’s NEOs and directors with the interests of its stockholders and promote the Company’s commitment to sound corporate governance. Please see “Executive Officer and Director Stock Ownership Guidelines” on page 54 of this proxy statement for more information.

The Company’s insider trading policy prohibits NEOs and directors from making any short sale of the Company’s stock or engaging in any “collar” transaction designed to limit the amount of loss in the event of a decline in the Company’s stock price.

No 280G Excise Tax Gross Ups

The Company has no executive officer contracts providing for excise tax gross ups.

Repayment of Certain Bonus and Incentive Payments

In November 2008, the Board adopted a policy requiring the Company to seek repayment of certain bonus and incentive compensation in the event the Company is required to prepare an accounting restatement on an annual financial statement included in an Annual Report on Form 10-K. In such event, the Company’s Chief Executive Officer and Chief Financial Officer must deposit into an escrow account for the benefit of the Company the difference (if any) between (i) the amount of any cash bonus or incentive compensation for each of the applicable years covered by the restated financial statements previously paid by that officer, minus (ii) the amount of such cash bonus or incentive compensation that would have been earned by that officer for each of the applicable years had the cash bonus or incentive compensation been determined based on the information contained in the restated financial statements. If a court, arbitrator or committee of independent directors determines that the financial restatement was not due to the gross recklessness or intentional misconduct of the respective officer causing material noncompliance with any financial reporting requirement under the federal securities laws, then the amount deposited by such officer will be returned to the officer, as applicable.

The Impact of Favorable Accounting and Tax Treatment on Compensation Program Design

Favorable accounting and tax treatment of the various elements of our compensation program is a relevant consideration in their design. However, the Company and the Committee have placed a higher priority on structuring flexible compensation programs to promote the recruitment, retention and performance of Section

16 officers than on maximizing tax deductibility. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1,000,000 on the amount of compensation that Juniper Networks may deduct in any one year with respect to certain executive the officers. The Committee has the

Executive Compensation

ability through the use of the 2006 Plan and the 2012 Performance Bonus Plan to grant awards that qualify as “performance-based compensation” exempt from that $1,000,000 limitation but, in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy requiring all compensation to be deductible, and has in the past and will in the future make grants of compensation that do not qualify to be exempt from the $1,000,000 limitation when it believes that it is appropriate to meet its compensation objectives.

The Company believes all executive officer arrangements are structured in a manner that does not result in any additional taxation under Tax Code Section 409A.

Compensation Risk Assessment

The Compensation Committee has reviewed the Company’s compensation policies and practices and determined that they do not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and included in this proxy statement beginning on page 21 with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and

Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

David Schlotterbeck (Chairman)
J. Michael Lawrie
William R. Stensrud

Compensation Committee Interlocks and Insider Participation

During fiscal year 2013, the Compensation Committee consisted of Messrs. Schlotterbeck, Lawrie and Stensrud. Mr. Schlotterbeck served as chairman of the committee. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Summary Compensation Table

The following table discloses compensation earned in fiscal year 2013 by our named executive officers, or NEOs, who are the persons serving as (a) our Chief Executive Officer and our Chief Financial Officer during fiscal 2013, (b) our three other most highly paid executive officers as of December 31, 2013 and (c) an additional individual who would have been one of our three other most highly paid executive officers as of December 31, 2013 but for the fact that the individual was not serving as an executive officer of the Company as of December 31, 2013. In addition, (i) with respect to Mr. Johnson, Ms. Denholm, Ms. Elliott and Mr. Muglia, each of whom was a NEO in 2012 and 2011, their compensation received for each of the fiscal years ending December 31, 2012 and 2011, and (ii) with respect to Mr. Rahim, who was a NEO in 2012, his compensation received for the fiscal year ending December 31, 2012.

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Summary Compensation Table

								Non Equity
					Stock		Option	Incentive Plan		All Other
Name and Principal Position	Year	Salary	Bonus		Awards(1)		Awards(1)	Compensation		Compensation		Total
Kevin R. Johnson Chief Executive Officer	2013	$1,029,653	—		$5,902,200	(2)	—	$1,756,563	(5)	$10,887	(8)	$8,699,303
	2012	$1,000,000	—		$2,420,000	(3)	$2,710,920	$770,000	(6)	$45,000	(9)	$6,945,920
	2011	$960,000	—		$4,400,000	(4)	$4,565,850	$754,320	(7)	$13,233	(10)	$10,693,403
Robyn M. Denholm Executive Vice President, Chief Financial and Operations Officer	2013	$666,705	$500,000		$6,779,280	(11)	—	$827,675	(5)	$10,465	(14)	$8,784,125
	2012	$562,500	—		$2,020,750	(12)	$813,276	$365,625	(6)	$7,883	(15)	$3,770,034
	2011	$543,750	—		$1,980,000	(13)	$1,368,233	$260,456	(7)	$7,901	(16)	$4,160,340
Pradeep Sindhu Executive Vice President, Chief Technology Officer	2013	$647,209	$4,040		$4,000,380	(17)	—	$561,233	(5)	$14,274	(18)	$5,227,136

Gerri Elliott Executive Vice President, Chief Sales Officer	2013	$628,279	$500,000		$2,360,880	(19)	—	$611,909	(5)	$16,788	(22)	$4,117,856
	2012	$562,500	—		$847,000	(20)	$813,276	$365,625	(6)	$21,785	(23)	$2,610,186
	2011	$537,500	—		$1,980,000	(21)	$1,368,233	$249,400	(7)	$84,846	(24)	$4,219,979
Robert Muglia Executive Vice President, Software Solutions Division	2013	$734,194	$750,000	(25)	$7,213,800	(28)	—	$643,359	(31)	$9,098	(32)	$9,350,451
	2012	$750,000	$562,500	(26)	$2,907,250	(29)	$1,762,098	$843,750	(6)	$111,374	(33)	$6,936,972
	2011	$187,500	$187,500	(27)	$2,112,000	(30)	$2,649,150	$83,938	(7)	$37,905	(34)	$5,257,993
Rami Rahim Executive Vice President, Platform Systems Division	2013	$703,656	—		$5,820,200	(35)	—	$1,059,298	(5)	$6,390	(36)	$7,589,544
	2012	$391,667	$200,000		$6,575,897		—	$278,038	(6)	$7,274	(37)	$7,452,876

(1)	Amounts shown do not reflect compensation actually received by the NEO. Instead, the amounts shown represent an aggregate grant date fair value of stock-related awards in each fiscal year computed in accordance with ASC Topic 718 including the target shares issuable for performance share awards in 2011, 2012 and 2013, restricted stock units and non-qualified stock options. The assumptions used to calculate the value of option awards are set forth under Note 12, Employee Benefit Plans of the Notes to Consolidated Financial Statements included in Juniper Networks Annual Report on Form 10-K for 2013 filed with the SEC on February 25, 2014.
(2)	The amount shown represents an aggregate grant date fair value of the target shares issuable for performance share awards in 2013. The aggregate grant date fair value of the maximum number of shares issuable for performance shares awards in 2013 is $7,082,640.
(3)	The amount shown represents an aggregate grant date fair value of the target shares issuable for performance share awards in 2012. The aggregate grant date fair value of the maximum number of shares issuable for performance shares awards in 2012 is $6,050,000.
(4)	The amount shown represents an aggregate grant date fair value of the target shares issuable for performance share awards in 2011. The aggregate grant date fair value of the maximum number of shares issuable for performance shares awards in 2011 is $11,000,000.
(5)	Amounts reflect bonuses earned in 2013 but paid in 2014 under the 2013 Juniper Networks annual cash incentive plan.
(6)	Amounts reflect bonuses earned in 2012 but paid in 2013 under the 2012 Juniper Networks annual cash incentive plan.
(7)	Amounts reflect bonuses earned in 2011 but paid in 2012 under the 2011 Juniper Networks annual cash incentive plan.
(8)	Amount consists of costs related to the standard employee benefit portion paid by the Company for life insurance premiums, matching contributions paid under the Company’s 401(k) plan, and taxable benefit related to use of chartered aircraft.
(9)	Amount consists of costs related to the standard employee benefit portion paid by the Company for life and disability insurance premiums, matching contributions paid under the Company’s 401(k) plan, a taxable gift to Mr. Johnson from the Company and $36,237 in taxable benefit related to use of chartered aircraft.
(10)	Amount consists of costs related to the standard employee benefit portion paid by the Company for life and disability insurance premiums, $625 in matching contributions paid under the Company’s 401(k) plan and $10,138 in taxable benefit related to use of chartered aircraft.
(11)	The amount shown represents an aggregate grant date fair value of the target shares issuable for performance share awards in 2013. The aggregate grant date fair value of the maximum number of shares issuable for performance shares awards in 2013 is $2,623,200.
(12)	The amount shown represent an aggregate grant date fair value of the target shares issuable for performance share awards in 2012. The aggregate grant date fair value of the maximum number of shares issuable for performance shares awards in 2012 is $2,117,500.
(13)	The amount shown represent an aggregate grant date fair value of the target shares issuable for performance share awards in 2011. The aggregate grant date fair value of the maximum number of shares issuable for performance shares awards in 2011 is $4,950,000.
(14)	Amount consists of costs related to the standard employee benefit portion paid by the Company for life and disability insurance premiums, matching contributions paid under the Company’s 401(k) plan, and a reimbursement related to fitness expenses.
(15)	Amount consists of costs related to the standard employee benefit portion paid by the Company for life and disability insurance premiums, matching contributions paid under the Company’s 401(k) plan, and a taxable gift to Ms. Denholm from the Company.
(16)	Amount consists of costs related to the standard employee benefit portion paid by the Company for life and disability insurance premiums, $4,125 in matching contributions paid under the Company’s 401(k) plan, $1,487 for an executive health plan for physicals and $121 for a taxable gift to Ms. Denholm from the Company.
(17)	The amount shown represents an aggregate grant date fair value of the target shares issuable for performance share awards in 2013. The aggregate grant date fair value of the maximum number of shares issuable for performance shares awards in 2013 is $2,623,200.
(18)	Amount consists of costs related to the standard employee benefit portion paid by the Company for life insurance premiums and matching contributions paid under the Company’s 401(k) plan.
(19)	The amount shown represents an aggregate grant date fair value of the target shares issuable for performance share awards in 2013. The aggregate grant date fair value of the maximum number of shares issuable for performance shares awards in 2013 is $2,623,200.
(20)	The amount shown represent an aggregate grant date fair value of the target shares issuable for performance share awards in 2012. The aggregate grant date fair value of the maximum number of shares issuable for performance shares awards in 2012 is $2,117,500.
(21)	The amount shown represent an aggregate grant date fair value of the target shares issuable for performance share awards in 2011. The aggregate grant date fair value of the maximum number of shares issuable for performance shares awards in 2011 is $4,950,000.
(22)	Amount consists of costs related to the standard employee benefit portion paid by the Company for life insurance premiums, matching contributions paid under the Company’s 401(k) plan, and $6,486 in taxable relocation costs.

Executive Compensation

(23)	Amount consists of costs related to the standard employee benefit portion paid by the Company for life and disability insurance premiums, matching contributions paid under the Company’s 401(k) plan, a taxable gift to Ms. Elliott from the Company and $11,097 in taxable relocation costs.
(24)	Amount consists of costs related to the standard employee benefit portion paid by the Company for life and disability insurance premiums, $2,012 for an executive health plan for physicals, $4,031 in matching contributions paid under the Company’s 401(k) plan, $121 for a taxable gift to Ms. Elliott from the Company and $76,515 in taxable relocation costs.
(25)	Amount paid reflects four of eight installments of the $1,500,000 sign on bonus to Mr. Muglia agreed to in connection with commencement of his employment with the Company.
(26)	Amount paid reflects three of eight installments of the $1,500,000 sign on bonus to Mr. Muglia agreed to in connection with commencement of his employment with the Company.
(27)	Amount paid reflects the first of eight installments of the $1,500,000 sign on bonus to Mr. Muglia agreed to in connection with commencement of his employment with the Company.
(28)	The amount shown represents an aggregate grant date fair value of the target shares issuable for performance share awards in 2013. The aggregate grant date fair value of the maximum number of shares issuable for performance shares awards in 2013 is $4,372,000.
(29)	The amount shown represent an aggregate grant date fair value of the target shares issuable for performance share awards in 2012. The aggregate grant date fair value of the maximum number of shares issuable for performance shares awards in 2012 is $3,932,500.
(30)	The amount shown represent an aggregate grant date fair value of the target shares issuable for performance share awards in 2011. The aggregate grant date fair value of the maximum number of shares issuable for performance shares awards in 2011 is $5,280,000.
(31)	In connection with Mr. Muglia’s resignation on December 10, 2013, Mr. Muglia received 56% of his annual bonus target under the 2013 Juniper Networks annual cash incentive plan.
(32)	Amount consists of costs related to the standard employee benefit portion paid by the Company for life insurance premiums, matching contributions paid under the Company’s 401(k) plan, and a taxable gift to Mr. Muglia from the Company.
(33)	Amount consists of costs related to the standard employee benefit portion paid by the Company for life and disability insurance premiums, matching contributions paid under the Company’s 401(k) plan, a taxable gift to Mr. Muglia from the Company and $97,670 in taxable relocation costs.
(34)	Amount consists of costs related to the standard employee benefit portion paid by the Company for life and disability insurance premiums, $234 in matching contributions paid under the Company’s 401(k) plan, $7,974 for taxable gifts to Mr. Muglia from the Company and $29,100 in taxable relocation costs.
(35)	The amount shown represents an aggregate grant date fair value of the target shares issuable for performance share awards in 2013. The aggregate grant date fair value of the maximum number of shares issuable for performance shares awards in 2013 is $4,372,000.
(36)	Amount consists of costs related to the standard employee benefit portion paid by the Company for life insurance premiums and matching contributions paid under the Company’s 401(k) plan.
(37)	Amount consists of costs related to the standard employee benefit portion paid by the Company for life and disability insurance premiums, matching contributions paid under the Company’s 401(k) plan and $1,342 for an executive health plan for physicals.

Non-Qualified Deferred Compensation

The following table sets forth information concerning contributions, earnings, and withdrawals/distributions during 2013 under the Company’s non-qualified deferred compensation plan for each of our NEOs:

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in Last	Withdrawals/	Balance at Last
Name	Last FY ($)	Last FY ($)	FY ($)(1)	Distributions ($)	FYE ($)
Kevin R. Johnson	—	—	—	—	—
Robyn M. Denholm	—	—	—	—	—
Pradeep Sindhu	—	—	—	—	—
Gerri Elliott	—	—	—	—	—
Robert Muglia(2)	$360,261	—	$37,766	—	$398,027
Rami Rahim	—	—	—	—	—

(1)	None of the earnings in this column are included in the Summary Compensation Table because they are not preferential or above market.
(2)	Executive contributions during 2013 consisted of contributions by Mr. Muglia of his base compensation for 2013 (which amount is included in the Summary Compensation Table under “Salary” for the respective year).

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Juniper Networks, Inc. Notice of 2014 Annual Meeting and Proxy Statement	45

Grants of Plan-Based Awards for Fiscal 2013

The following table shows all plan-based awards granted to our NEOs during 2013.

								All Other	All Other		Grant
								Stock	Stock	Exercise	Date Fair
								Awards:	Awards:	or Base	Value of
								Number of	Number of	Price of	Stock
		Estimated Future Payouts Under			Estimated Future Payouts Under			Shares of	Securities	Option	and
		Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			Stock or	Underlying	Awards	Option
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units(3)	Options	($/Sh)	Awards(4)
Kevin R. Johnson	2/15/2013	$—	$1,750,000	$3,500,000
	2/15/2013				—	162,000	324,000		—	—	$3,541,320
	2/15/2013							108,000	—	—	$2,360,880
Robyn M. Denholm	2/15/2013	$—	$850,000	$1,700,000
	2/15/2013				—	60,000	120,000		—	—	$1,311,600
	2/15/2013							48,000	—	—	$1,049,280
	7/19/2013							210,000	—	—	$4,418,400
Pradeep Sindhu	2/15/2013	$—	$587,500	$1,175,000
	2/15/2013				—	60,000	120,000		—	—	$1,311,600
	2/15/2013							75,000	—	—	$1,639,500
	2/15/2013							48,000	—	—	$1,049,280
Gerri Elliott	2/15/2013	$—	$600,000	$1,200,000
	2/15/2013				—	60,000	120,000		—	—	$1,311,600
	2/15/2013							48,000	—	—	$1,049,280
Robert Muglia	2/15/2013	$—	$1,143,750	$2,287,500
	2/15/2013				—	100,000	200,000		—	—	$2,186,000
	2/15/2013							160,000	—	—	$3,497,600
	2/15/2013							70,000	—	—	$1,530,200
Rami Rahim	2/15/2013	$—	$993,750	$1,987,500
	2/15/2013				—	100,000	200,000		—	—	$2,186,000
	2/15/2013							70,000	—	—	$1,530,200
	7/19/2013							100,000	—	—	$2,104,000

(1)	Amounts reflect potential cash bonuses payable under the Company’s 2013 Executive Annual Incentive Plan described in “Compensation Discussion and Analysis” above. Actual payment amounts pursuant to the 2013 annual cash incentive plan for Mr. Johnson, Ms. Denholm, Dr. Sindhu, Ms. Elliott, Mr. Muglia and Mr. Rahim are included in the Summary Compensation Table and were $1,756,563, $827,675, $561,233, $611,909, $643,359 and $1,059,298 respectively.
(2)	Amounts reflect performance share awards granted in 2013 under the 2006 Plan in accordance with the Company’s Performance Share Plan described in “Compensation Discussion and Analysis” above.
(3)	Each RSU award listed in this column was granted under the 2006 Plan.
(4)	Represents an aggregate grant date fair value of stock-related awards in fiscal 2013 computed in accordance with ASC Topic 718 including the grant date fair value for the target shares issuable for the 2013 performance share awards and restricted stock units. The grant date fair value for the maximum shares issuable for the 2013 performance share awards is reflected for each of the NEOs in the footnotes to the Summary Compensation Table above.

Executive Compensation

Outstanding Equity Awards at Fiscal 2013 Year-End

The following table shows all outstanding equity awards held by our NEOs at December 31, 2013.

	Option Awards						Stock Awards(1)
										Equity		Equity
										Incentive		Incentive
										Plan		Plan Awards:
										Awards:		Market or
				Equity					Market	Number of		Payout Value
				Incentive					Value of	Unearned		of Unearned
				Plan Awards:					Shares	Shares,		Shares,
	Number of	Number of		Number of			Number of		or Units	Units		Units
	Securities	Securities		Securities			Shares or		of Stock	or Other		or Other
	Underlying	Underlying		Underlying			Units of		That	Rights		Rights
	Unexercised	Unexercised		Unexercised	Option	Option	Stock That		Have Not	That		That Have
	Options (#)	Options (#)		Unearned	Exercise	Expiration	Have Not		Vested	Have Not		Not
Name	Exercisable	Unexercisable		Options (#)	Price ($)	Date	Vested (#)		($)(2)	Vested (#)		Vested ($)(2)
Kevin R. Johnson	1,400,000	0	(3)		$26.90	9/19/2015
	200,000	0	(4)		$26.90	9/19/2015
	75,000	0	(5)		$14.68	2/20/2016
	287,500	12,500	(6)		$27.44	2/19/2017
	212,500	87,500	(7)		$44.00	2/18/2018
	137,500	162,500	(8)		$24.20	2/17/2019
							108,000	(9)	$2,437,560
							0	(10)	$0.00	162,000	(10)	$3,656,340
							44,501	(11)	$1,004,381	33,333	(11)	$752,326
							6,100	(12)	$137,680	66,666	(12)	$1,504,652
Robyn M. Denholm	250,000	0	(13)		$31.61	8/14/2014
	65,000	0	(14)		$25.16	3/21/2015
	34,125	0	(5)		$14.68	2/20/2016
	95,833	4,167	(6)		$27.44	2/19/2017
	63,679	26,221	(7)		$44.00	2/18/2018
	41,250	48,750	(8)		$24.20	2/17/2019
							210,000	(15)	$4,739,700
							49,500	(16)	$1,117,215
							48,000	(9)	$1,083,360
							0	(10)	$0.00	60,000	(10)	$1,354,200
							20,025	(11)	$451,964	15,000	(11)	$338,550
							2,135	(12)	$48,188	23,333	(12)	$526,626
Pradeep Sindhu	200,000	0	(17)		$28.17	1/29/2014
	65,000	0	(14)		$25.16	3/21/2015
	86,000	0	(5)		$14.68	2/20/2016
	95,833	4,167	(6)		$27.44	2/19/2017
	63,679	26,221	(7)		$44.00	2/18/2018
	41,250	48,750	(8)		$24.20	2/17/2019
	70,000	0	(18)		$18.31	3/9/2014
	110,000	0	(19)		$22.59	4/29/2015
	70,000	0	(20)		$22.59	4/29/2015
							13,350	(12)	$301,310	10,000	(12)	$225,700
							0	(10)	$0.00	60,000	(10)	$1,354,200
							2,135	(11)	$48,188	23,333	(11)	$526,626
							75,000	(9)	$1,692,750
							48,000	(9)	$1,083,360

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Juniper Networks, Inc. Notice of 2014 Annual Meeting and Proxy Statement	47

	Option Awards						Stock Awards(1)
										Equity		Equity
										Incentive		Incentive
										Plan		Plan Awards:
										Awards:		Market or
				Equity					Market	Number of		Payout Value
				Incentive					Value of	Unearned		of Unearned
				Plan Awards:					Shares	Shares,		Shares,
	Number of	Number of		Number of			Number of		or Units	Units		Units
	Securities	Securities		Securities			Shares or		of Stock	or Other		or Other
	Underlying	Underlying		Underlying			Units of		That	Rights		Rights
	Unexercised	Unexercised		Unexercised	Option	Option	Stock That		Have Not	That		That Have
	Options (#)	Options (#)		Unearned	Exercise	Expiration	Have Not		Vested	Have Not		Not
Name	Exercisable	Unexercisable		Options (#)	Price ($)	Date	Vested (#)		($)(2)	Vested (#)		Vested ($)(2)
Gerri Elliott	93,750	0	(22)		$25.19	7/17/2016
	86,250	3,750	(6)		$27.44	2/19/2017
	63,679	26,221	(7)		$44.00	2/18/2018
	41,250	48,750	(8)		$24.20	2/17/2019
							48,000	(23)	$1,083,360
							20,025	(11)	$451,964	15,000	(11)	$338,550
							0	(10)	$0.00	60,000	(10)	$1,354,200
							2,135	(12)	$48,188	23,333	(12)	$526,626
Robert Muglia	156,250	0	(21)		$21.12	10/21/2018
	85,312	0	(8)		$24.20	02/17/2019
Rami Rahim	17,500	0	(24)		$25.20	11/20/2016
	10,000	0	(14)		$25.16	3/21/2015
	17,500	0	(25)		$15.09	3/20/2016
	50,625	3,375	(26)		$29.89	3/19/2007
	35,659	16,209	(27)		$40.26	3/18/2018
	6,000	0	(28)		$16.86	12/19/2015
	20,000	0	(29)		$24.14	9/17/2014
	3,000	0	(30)		$18.01	3/16/2014
							91,080	(32)	$2.055.676
							70,000	(9)	$1,579,900
							66,000	(33)	$1,489,620
							132,000	(34)	$2,979,240
							100,000	(15)	$2,257,000
							7,692	(31)	$173,610	5,761	(31)	$130,026
							0	(10)	$0.00	100,000	(10)	$2,257,200

(1)	The number of shares and the payout value for the performance share awards set forth in the table reflect the target payout under such awards.
(2)	The closing price of Juniper common stock on 12/31/2013 was $22.57.
(3)	The option was granted on 9/19/2008. The shares became exercisable as to 25% of the shares on 9/19/2009 and vest monthly thereafter. They were fully vested on 9/19/2012.
(4)	The option was granted on 9/19/2008. The shares become exercisable as to 25% of the shares on 3/1/2010 and vest monthly thereafter to be fully vested on 3/1/2013 assuming continued employment with Juniper Networks.
(5)	The option was granted on 2/20/2009. The shares become exercisable as to 25% of the shares on 2/20/2010 and vest monthly thereafter They were fully vested on 2/20/2013.
(6)	The option was granted on 2/19/2010. The shares become exercisable as to 25% of the shares on 2/19/2011 and vest monthly thereafter to be fully vested on 2/19/2014 assuming continued employment with Juniper Networks.
(7)	The option was granted on 2/18/2011. The shares become exercisable as to 25% of the shares on 2/18/2012 and vest monthly thereafter to be fully vested on 2/18/2015 assuming continued employment with Juniper Networks.
(8)	The option was granted on 2/17/12. The shares become exercisable as to 25% of the shares on 2/17/13 and vest monthly thereafter to be fully vested on 2/17/16 assuming continued employment with Juniper Networks.
(9)	The RSU was granted on 2/15/2013. The RSU vests 34% on 2/15/2014, 33% on 2/15/2015, and 33% on 2/15/2016.
(10)	The performance share award was granted on 2/15/2013. The award vests 100% on 2/19/2016, however, the number of shares that are ultimately received under the award depends on the achievement of objectives over fiscal year 2013, 2014 and 2015.
(11)	The performance share award was granted on 2/18/2011. The award vests 100% on 2/21/2014, however, the number of shares that are ultimately received under the award depends on the achievement of objectives over fiscal year 2011, 2012 and 2013.
(12)	The performance share award was granted on 2/17/2012. The award vests 100% on 2/20/2015, however, the number of shares that are ultimately received under the award depends on the achievement of objectives over fiscal year 2012, 2013 and 2014.
(13)	The option was granted on 8/14/2007. The shares became exercisable as to 25% of the shares on 8/14/2008 and vested monthly thereafter. They were fully vested on 8/14/2011.
(14)	The option was granted on 3/21/2008. The shares became exercisable as to 25% of the shares on 3/21/2009 and vested monthly thereafter. They were fully vested on 3/21/12.
(15)	The RSU was granted on 7/19/2013. The RSU vests 50% on 7/19/2014, 40% on 7/19/2015, and 10% on 7/19/2016.
(16)	The RSU was granted on 7/20/2012. The RSU vests 34% on 7/20/2013, 33% on 7/20/2014, and 33% on 7/20/2015.
(17)	The option was granted on 1/29/2004. The shares become exercisable as to 25% of the shares on 1/29/2005 and vest monthly thereafter. They were fully vested on 1/29/2008.
(18)	The option was granted on 3/9/2007. The shares became exercisable as to 25% of the shares on 3/9/2008 and vested monthly thereafter. They were fully vested on 3/9/11.
(19)	The option was granted on 4/29/2005. The shares became exercisable as to 25% of the shares on 1/1/2006 and vested monthly thereafter. They were fully vested on 1/1/2009.

Executive Compensation

(20)	The option was granted on 4/29/2005. The shares became exercisable as to 2.08% of the shares on 1/1/2006 and vested monthly thereafter. They were fully vested on 12/1/2009.
(21)	The option was granted on 10/21/2011. The shares become exercisable as to 25% of the shares on 10/21/2012 and vest monthly thereafter to be fully vested on 10/21/2015 assuming continued employment with Juniper Networks.
(22)	The option was granted on 7/17/2009. The shares become exercisable as to 25% of the shares on 7/17/2010 and vest monthly thereafter. They were fully vested on 7/17/2013.
(23)	The RSU was granted on 2/15/2013. The RSU vests 34% on 2/15/2014, 33% on 2/15/2015, and 33% on 2/15/2016.
(24)	The option was granted on 11/20/2009. The shares become exercisable as to 25% of the shares on 11/20/2010 and vest monthly thereafter. They were fully vested on 11/20/2013.
(25)	The option was granted on 3/20/2009. The shares become exercisable as to 25% of the shares on 3/20/2010 and vest monthly thereafter. They were fully vested on 3/20/2013.
(26)	The option as granted on 3/19/2010. The shares become exercisable as to 25% of the shares on 3/19/11 and vest monthly thereafter to be fully vested on 3/19/2014 assuming continued employment with Juniper Networks.
(27)	The option was granted on 3/18/2011. The shares become exercisable as to 25% of the shares on 3/18/2012 and vest monthly thereafter to be fully vested on 3/18/2015 assuming continued employment with Juniper Networks.
(28)	The option was granted on 12/19/2008. The shares become exercisable as to 25% of the shares on 12/19/2009 and vested monthly thereafter. They were fully vested on 12/19/2012.
(29)	The option was granted on 9/17/2004. The shares become exercisable as to 25% of the shares on 9/17/2005 and vested monthly thereafter. They were fully vested on 9/17/2008.
(30)	The option was granted on 3/16/2007. The shares became exercisable as to 25% of the shares on 3/16/2008 and vested monthly thereafter. They were fully vested on 3/16/2011.
(31)	The performance share award was granted on 3/18/2011. The award vests 100% on 2/21/2014, however, the number of shares that are ultimately received under the award depends on the achievement of objectives over fiscal year 2011, 2012 and 2013.
(32)	The RSU was granted on 10/19/2012. The RSU vests 34% on 10/19/2013, 33% on 10/19/2014, and 33% on 10/19/2015.
(33)	The RSU was granted on 12/23/2011. The RSU vests 34% on 12/23/2012, 33% on 12/23/2013, and 33% on 12/23/2014.
(34)	The RSU was granted on 4/20/2012. The RSU vests 34% on 4/20/2013, 33% on 4/20/2014, and 33% on 4/20/2015.

Option Exercises and Stock Vested For Fiscal 2013

The following table shows all stock options exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting, by our NEOs during 2013.

	Option Awards		Stock Awards
	Number		Number
	of Shares	Value	of Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise	Exercise	Vesting	Vesting
Kevin R. Johnson	225,000	$1,259,250	124,891	$2,730,117
Robyn M. Denholm	—	—	61,073	$1,288,646
Pradeep Sindhu	370,000	$2,268,492	35,573	777,626
Gerri Elliott	—	—	32,238	$704,723
Robert Muglia	—	—	121,070	$2,358,740
Rami Rahim	15,000	$80,866	207,600	$4,099,352

Compensation Consultant Fee Disclosure

The Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities. In addition, the Committee is free to replace its compensation advisors or retain additional advisors at any time.

During 2013, the Committee engaged Semler Brossy Consulting Group, LLC (“Semler Brossy”) as its own advisor to provide analysis, advice and guidance to the Committee on executive compensation. Semler Brossy is an independent compensation advisor and has no other business than advising boards and management teams on executive compensation issues. Semler Brossy reported to the Committee and received its instructions from the Committee. As the Committee’s consultant, Semler Brossy made recommendations directly to the Committee, attended most Committee meetings in person or by phone, and attended portions of the Committee’s executive sessions without the involvement of management as required by the Committee and in order to support the Committee’s independent decision-making.

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Juniper Networks, Inc. Notice of 2014 Annual Meeting and Proxy Statement	49

In advising the Committee, it was necessary for the consultant advisor to interact with management to gather information, but the Committee has adopted protocols governing if and when the consultant’s advice and recommendations to the Committee can be shared with management. These protocols are included in Semler Brossy’s engagement letter. The Committee also determines the appropriate forum for receiving consultant recommendations. Where the Committee deems appropriate, management invitees are present to provide context for the recommendations. This approach protects the Committee’s ability to receive objective advice from the consultant so that the Committee may make independent decisions about executive pay at the Company.

Semler Brossy performed the following services related to executive compensation at the request of the Committee in 2013:

  Advised on 2013 target award levels within the annual and long-term incentive programs for executive officers;
  Supported the Committee in determining pay actions for the CEO in February 2013;
  Supported the Committee in developing the compensation package included in the offer letter for our new CEO;
  Assessed and recommended revisions to the Company’s market reference groups for collecting competitive pay data;
  Evaluated the competitive positioning of the Company’s executive officers’ base salaries, annual incentive and long-term incentive compensation relative to our market reference groups (used in our evaluation of 2014 and 2013 pay actions);
  Provided advice on the design of the Company’s
  2013 annual and long-term incentive plans;
  Assessed the competitiveness of the Company’s compensation practices for non-employee directors;
  Evaluated the pay for performance relationship of our CEO on a realizable pay basis relative to our peers and relevant external benchmarks;
  Reviewed and provided input on our Compensation Discussion and Analysis and Compensation Risk Assessment process; and
  Provided regular, ongoing updates on regulatory and market developments related to executive pay.

Semler Brossy does not provide any other services to the Company and, therefore received no fees for additional services.

Independence Disclosure

The Compensation Committee considered Semler Brossy’s independence in light of the SEC rules and NYSE listing standards. At the Committee’s request, Semler Brossy provided information addressing the independence of the individual compensation advisor and consulting firm, including the following factors: (1) any other services provided by the consulting firm to the Company; (2) fees paid by the Company as a percentage of the consulting firm’s total revenue; (3) policies and procedures adopted by the consulting firm to prevent conflicts of interest; (4) any business or personal relationships between the individual compensation advisor and a member of the Compensation Committee; (5) any Company stock owned by the individual compensation advisor; and (6) any business or personal relationships between our executive officers and the individual compensation advisor or consulting firm. The Committee assessed these factors and concluded that Semler Brossy was independent under the SEC rules and NYSE listing standards.

Equity Compensation Plan Information

The following table provides information as of December 31, 2013 about our common stock that may be issued under the Company’s prior and existing equity compensation plans, including option plans and employee stock purchase plans. The table does not include information with respect to shares subject to outstanding options assumed by the Company in connection with acquisitions of the companies that originally granted those options. Footnote (6) to the table sets forth the total number of shares of the Company’s common stock issuable upon exercise of assumed options as of December 31, 2013, and the weighted average exercise price of those options. No additional options may be granted under those assumed plans.

Equity Compensation Plan Information

	Number of
	Securities to be
	Issued Upon		Weighted-	Number of Securities
	Exercise of		Average	Remaining Available for
	Outstanding		Exercise	Future Issuance Under
	Options(3),		Price of	Equity Compensation Plans
	Warrants		Outstanding	(Excluding Securities Reflected
Plan Category	and Rights		Options	in the First Column)
Equity compensation plans approved by security holders(1)	21,819,967	(4)	$25.65	55,248,589	(5)
Equity compensation plans not approved by security holders(2)	278,231		$24.09	—
Total	22,098,198		$25.63	55,248,589

(1)	Includes the 2006 Equity Incentive Plan (the “2006 Plan”), Amended and Restated 1996 Stock Plan (the “1996 Plan”) and the 2008 Employee Stock Purchase Plan (the “2008 Purchase Plan”). Effective May 18, 2006, additional equity awards under the 1996 Plan have been discontinued and new equity awards are being granted under the 2006 Plan. Remaining authorized shares under the 1996 Plan that were not subject to outstanding awards as of May 18, 2006, were canceled on May 18, 2006. The 1996 Plan will remain in effect as to outstanding equity awards granted under the plan prior to May 18, 2006.
(2)	Includes the 2000 Nonstatutory Stock Option Plan (the “2000 Plan”), the material terms of which are described in note 12 of our annual report on Form 10-K for the year ended December 31, 2013. No options issued under this Plan are held by any directors or executive officers. Effective May 18, 2006, additional equity awards under the 2000 Plan have been discontinued and new equity awards are being granted under the 2006 Plan. Remaining authorized shares under the 2000 Plan that were not subject to outstanding awards as of May 18, 2006, were canceled on May 18, 2006. The 2000 Plan will remain in effect as to outstanding equity awards granted under the plan prior to May 18, 2006.
(3)	Excludes 21,655,458 shares subject to restricted stock units and performance share awards outstanding as of December 31, 2013 that were issued under the 2006 Plan.
(4)	Excludes purchase rights accruing under the Company’s 2008 Purchase Plan, which had a remaining stockholder-approved reserve of 6,160,016 shares as of December 31, 2013.
(5)	Consists of shares available for future issuance under the 2006 Plan and the 2008 Purchase Plan. As of December 31, 2013, an aggregate of 49,088,573 and 6,160,016 shares of common stock were available for issuance under the 2006 Plan and the 2008 Purchase Plan respectively. Under the terms of the 2006 Plan, any shares subject to any options under the Company’s 2000 Plan and 1996 Plan that were outstanding on May 18, 2006, and that subsequently expire unexercised, up to a maximum of an additional 75,000,000 shares, will become available for issuance under the 2006 Plan.
(6)	As of December 31, 2013, a total of 993,490 shares of the Company’s common stock were issuable upon exercise of outstanding options, 201,428 shares subject to restricted stock units, and 3,543,750 shares subject to restricted stock awards under plans assumed in connection with acquisitions. The weighted average exercise price of those outstanding options is $13.32 per share. No additional options may be granted under those assumed plans.

The following supplemental table provides information as of March 28, 2014, about our common stock that may be issued under the Company’s existing equity compensation plans, including option plans and employee stock purchase plans. The table does not include information with respect to shares subject to outstanding options assumed by the Company in connection with acquisitions of the companies that originally granted those options. Footnote (6) to the table sets forth the total number of shares of the Company’s Common Stock issuable upon exercise of assumed options as of March 28, 2014, and the weighted average exercise price of those options. No additional options may be granted under those assumed-plans.

	Number of		Weighted-
	Securities to be		Average
	Issued Upon		Exercise	Number of Securities
	Exercise of		Price of	Remaining Available for
	Outstanding		Outstanding	Future Issuance Under
	Options(3),		Options,	Equity Compensation Plans
	Warrants		Warrants	(Excluding Securities Reflected
Plan Category	and Rights		and Rights	in the First Column)
Equity compensation plans approved by security holders(1)	17,471,351	(4)	$26.77	54,415,425	(5)
Equity compensation plans not approved by security holders(2)	147,873		$23.47	—
Total	17,619,224		$26.74	54,415,425

(1)	Includes the 2006 Plan, the 1996 Plan and the 2008 Purchase Plan. Effective May 18, 2006, additional equity awards under the 1996 Plan have been discontinued and new equity awards are being granted under the 2006 Plan. Remaining authorized shares under the 1996 Plan that were not subject to outstanding awards as of May 18, 2006, were canceled on May 18, 2006. The 1996 Plan will remain in effect as to outstanding equity awards granted under the plan prior to May 18, 2006.
(2)	Includes the 2000 Nonstatutory Stock Option Plan (the “2000 Plan”), the material terms of which are described in note 12 of our annual report on Form 10-K for the year ended December 31, 2013. No options issued under this Plan are held by any directors or executive officers. Effective May 18, 2006, additional equity awards under the 2000 Plan have been discontinued and new equity awards are being granted under the 2006 Plan. Remaining authorized shares under the 2000 Plan that were not subject to outstanding awards as of May 18, 2006, were canceled on May 18, 2006. The 2000 Plan will remain in effect as to outstanding equity awards granted under the plan prior to May 18, 2006.
(3)	Excludes 16,293,169 shares subject to restricted stock units and performance share awards outstanding as of March 28, 2014 that were issued under the 2006 Plan.
(4)	Excludes purchase rights accruing under the Company’s 2008 Employee Stock Purchase Plan, which had a remaining stockholder-approved reserve of 4,648,167 shares as of March 28, 2014.

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Juniper Networks, Inc. Notice of 2014 Annual Meeting and Proxy Statement	51

(5)	Consists of shares available for future issuance under the 2008 Purchase Plan and the 2006 Plan. As of March 28, 2014, an aggregate of 4,648,167 and 49,767,258 shares of common stock were available for issuance under the 2008 Purchase Plan and the 2006 Plan respectively. Under the terms of the 2006 Plan, any shares subject to any options under the Company’s 2000 Plan and 1996 Plan that were outstanding on May 18, 2006, and that subsequently expire unexercised, up to a maximum of an additional 75,000,000 shares, will become available for issuance under the 2006 Plan.
(6)	As of March 28, 2014, a total of 873,356 shares of the Company’s Common Stock were issuable upon exercise of outstanding options, 502,908 shares subject to restricted stock units, 170,294 shares subject to outstanding performance share awards and 4,095,575 shares subject to restricted stock awards under plans assumed in connection with acquisitions. The weighted average exercise price of those outstanding options is $12.28 per share. No additional options may be granted under those assumed plans.

Principal Accountant Fees and Services

The Audit Committee has appointed Ernst & Young LLP, an independent registered public accounting firm, as Juniper Networks’ auditors for the fiscal year ending December 31, 2014. Representatives of Ernst & Young are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Incurred by Juniper Networks for
Ernst & Young LLP

Fees for professional services provided by the Company’s independent registered public accounting firm in each of the last two years are approximately:

	2013	2012
Audit fees	$4,395,917	$4,388,232
Audit-related fees	380,000	590,851
Tax fees	434,496	377,293
All other fees
Total	$5,210,413	$5,356,376

Audit fees are for professional services rendered in connection with the audit of the Company’s annual financial statements and the review of its quarterly financial statements. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements, and are not reported under “Audit Fees”. These services include accounting consultations in connection with transactions, attest services that are required by statute or regulation, and consultations concerning financial accounting and reporting standards. Tax fees are for professional services rendered for tax compliance, tax advice and tax planning.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. The Audit Committee has delegated such pre-approval authority to the chairman of the committee. The Audit Committee pre-approved all services performed by the Company’s independent registered public accounting firm in 2013 and 2012.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth information, as of March 28, 2014, concerning:

  beneficial owners of more than 5% of Juniper Networks’ common stock;
  beneficial ownership by Juniper Networks directors and director nominees and the NEOs included in the Summary Compensation Table on page 44; and
  beneficial ownership by all current Juniper Networks directors and current Juniper Networks executive officers as a group.

The information provided in the table is based on Juniper Networks’ records, information filed with the SEC and information provided to Juniper Networks, except where otherwise noted.

The number of shares beneficially owned by each entity, person, director or executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

shared voting power or investment power and also any shares that the individual has the right to acquire as of May 27, 2014 (60 days after March 28, 2014) through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table. In addition, unless otherwise indicated, all persons named below can be reached at Juniper Networks, Inc., 1194 N. Mathilda Avenue, Sunnyvale, California 94089.

Beneficial Ownership Table

	Amount and Nature
	of Beneficial		Percent of
Name and Address of Beneficial Owner	Ownership(1)		Class(1)
Holders of Greater Than 5%
T. Rowe Price Associates, Inc.
100 E. Pratt Street, Baltimore, MD 21202	41,815,972	(2)	8.8%
Elliott Associates, L.P.
40 West 57th Street, New York, NY 10019	36,915,600	(3)	7.8%
FMR LLC
245 Summer Street, Boston, MA 02210	30,875,497	(4)	6.5%
The Vanguard Group
100 Vanguard Blvd., Malven, PA 19355	28,698,801	(5)	6.1%
Manning & Napier Advisors, LLC
290 Woodcliff Drive, Fairport, NY 14450	26,504,414	(6)	5.6%
BlackRock, Inc.
40 East 52nd Street, New York, NY 10022	26,492,800	(7)	5.6%
Wellington Management Company, LLP
280 Congress Street, Boston, MA 02210	25,309,618	(8)	5.3%
Directors and Named Executive Officers
Robert M. Calderoni(9)	33,192		*
Mary Cranston(10)	90,548		*
Gary Daichendt	0		*
Robyn M. Denholm(11)	631,465		*
Kevin DeNuccio	0		*
Gerri Elliott(12)	426,746		*
Kevin R. Johnson(13)	416,727		*
Mercedes Johnson(14)	68,294		*
Shaygan Kheradpir	0		*
Scott Kriens(15)	7,196,981		1.5%
J. Michael Lawrie(16)	80,747		*
William F. Meehan(17)	47,004		*
Robert Muglia(18)	79,227		*
Rami Rahim(19)	435,338		*
David Schlotterbeck(20)	78,280		*
Pradeep Sindhu(21)	5,880,198		1.2%
William R. Stensrud(22)	330,161		*
All Directors and Executive Officers as a Group (15 persons)(23)	15,362,681		3.2%

*	Represents holdings of less than one percent.
(1)	The percentages are calculated using 473,340,668 outstanding shares of the Company’s common stock on March 28, 2014, as adjusted pursuant to Rule 13d-3(d)(1)(i). Pursuant to Rule 13d-3(d)(1) of the Exchange Act, beneficial ownership information also includes (i) shares subject to options exercisable within 60 days of March 28, 2014 and (ii) shares subject to RSUs or performance share awards that will vest within 60 days of March 28, 2014.
(2)	Based on information reported on Schedule 13G/A filed with the SEC on February 12, 2014, T. Rowe Price Associates, Inc. (“Price Associates”) reports that it serves as investment adviser with power to direct investments and/or the sole power to vote or direct the vote over 18,754,410 shares and dispositive power over all of the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(3)	Based solely on a Schedule 13D/A filed by Elliott Associates, L.P. with the SEC on March 12, 2014, disclosing ownership as of March 12, 2014. The Schedule 13D/A was filed collectively by Elliott Associates L.P. and its wholly-owned subsidiaries (“Elliott”), Elliott International, L.P. (“Elliott International”) and Elliott International Capital Advisors Inc. (“EICA”). The business address of Elliott International is c/o Maples & Calder, P.O. Box 309, Ugland House, South Church Street, George Town, Cayman Islands, British West Indies, and the business address of EICA is 40 West 57th Street New York, New York 10019. According to the Schedule 13D/A, Elliott has sole voting and sole dispositive power for 12,920,415 shares, and Elliott International and EICA share voting and dispositive power for 23,995,185 shares.
(4)	Based on information reported on Schedule 13G/A filed with the SEC on February 14, 2014 by FMR LLC (“FMR”). According to its Schedule 13G/A, FMR reported having the sole power to vote or direct the vote over 3,702,738 shares and dispositive power over all shares beneficially owned.
(5)	Based on information reported on Schedule 13G filed with the SEC on February 11, 2014 by The Vanguard Group (“Vanguard”). According to its Schedule 13G, Vanguard reported having the sole power to vote or direct the vote over 830,116 shares, the sole power to dispose of or to direct the disposition of 27,933,760 shares and the shared power to dispose or to direct the disposition of 765,041 shares.
(6)	Based on information reported on Schedule 13G filed with the SEC on February 3, 2014 by Manning & Napier Advisors, LLC (“Manning & Napier”). According to its Schedule 13G, Manning & Napier reported having the sole power to vote or direct the vote over 22,175,604 shares and dispositive power over all shares beneficially owned.

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Juniper Networks, Inc. Notice of 2014 Annual Meeting and Proxy Statement	53

(7)	Based on information reported on Schedule 13G/A filed with the SEC on January 29, 2014 by BlackRock, Inc. (“BlackRock”). According to its Schedule 13G/A, BlackRock reported having the sole power to vote or direct the vote over 22,072,936 shares and dispositive power over all shares beneficially owned.
(8)	Based on information reported on Schedule 13G filed with the SEC on February 14, 2014 by Wellilngton Management Company, LLP (“Wellington”). According to its Schedule 13G, Wellington reported having the sole power to vote or direct the voting over 13,821,199 shares and dispositive power over all shares beneficially owned.
(9)	Includes 12,763 shares which are subject to RSUs that will vest within 60 days of March 28,2014.
(10)	Includes 17,429 shares held by the Mary B. Cranston Revocable Trust, of which Ms. Cranston is the trustee, and 73,119 shares which are subject to options or RSUs that may be exercised or that will vest within 60 days of March 28, 2014.
(11)	Includes 572,793 shares which are subject to options that may be exercised within 60 days of March 28, 2014.
(12)	Includes 307,418 shares which are subject to options that may be exercised within 60 days of March 28, 2014.
(13)	Includes 416,727 shares held by the Kevin R. and June A. Johnson Living Trust of which Mr. Johnson and his spouse are trustees.
(14)	Includes 62,763 shares which are subject to options or RSUs that may be exercised or that will vest within 60 days of March 28, 2014.
(15)	Includes 4,030,896 shares held by the Kriens 1996 Trust, of which Mr. Kriens and his spouse are the trustees; 355,000 shares held by KDI Trust LP; 500,000 shares held by the 2010 Kriens 10 year Charitable Remainder Trust, of which Mr. Kriens and his spouse are the trustees; 2,000,000 shares held by the 2010 Kriens 20 year Charitable Remainder Trust, of which Mr. Kriens and his spouse are the trustees, 202,037 shares held by the Kriens Family Foundation, and 12,763 shares which are subject to RSUs that will vest within 60 days of March 28, 2014.
(16)	Includes 32,763 shares which are subject to options or RSUs that may be exercised or that will vest within 60 days of March 28, 2014.
(17)	Includes 3,710 shares that are held in trust and 37,763 shares which are subject to options or RSUs that may be exercised or that will vest within 60 days of March 28, 2014.
(18)	All shares are directly held by Mr. Muglia as of March 28, 2014.
(19)	Includes 29,853 shares held by the Rahim Family Trust, of which Mr. Rahim and his spouse are the trustees, and 232,062 shares which are subject to options or RSUs that may be exercised or that will vest within 60 days of March 28, 2014.
(20)	Includes 62,763 shares which are subject to options or RSUs that may be exercised or that will vest within 60 days of March 28, 2014.
(21)	Includes 1,186,276 shares held by the Sindhu Investments, LP, a family limited partnership; 2,370,173 shares held by the Sindhu Family Trust, and 6,867 shares held by Dr. Sindhu’s spouse. Also includes 554,668 shares which are subject to options that may be exercised within 60 days of March 28, 2014.
(22)	Includes 291,867 shares held in trust and 32,763 shares which are subject to options or RSUs that may be exercised or that will vest within 60 days of March 28, 2014.
(23)	Includes an aggregate of 2,386,586 shares which are subject to options or RSUs that may be exercised or that will vest within 60 days of March 28, 2014.

Executive Officer and Director Stock Ownership Guidelines

The Company has adopted stock ownership guidelines to further align the interests of the Company’s NEOs and directors with the interests of its stockholders and promote the Company’s commitment to sound corporate governance.

The ownership guidelines applicable to NEOs are determined as a multiple of the officer’s base salary. The Company’s Chief Executive Officer is required to hold shares of Juniper Networks common stock with a value equal to at least three (3) times his or her annual base salary. The other NEOs are required to hold shares of Juniper Networks common stock with a value equal to one and one-half (1.5) times his or her annual base salary. This ownership guideline is initially calculated using the applicable base salary as of the later of (a) February 11, 2009, and (b) the date the person first became subject to these guidelines as a named executive officer. The base salary guideline for each person was re-calculated February 7, 2012 and will be re-calculated each third year thereafter, and will be based on applicable base salary in effect on such calculation date. NEOs are required to achieve the applicable level of ownership within five (5) years of the later of (a) February 11, 2009, and (b) the date the person was initially designated a named executive officer of the Company. Once a person has become an NEO, the person will be subject to these guidelines until he or she is no longer an officer of the Company, or, he or she has ceased to be identified as an NEO in the Company’s annual proxy statement for three consecutive years.

Outside directors are required to hold shares of Juniper Networks common stock with a value equal to three (3) times the amount of the annual retainer paid to outside directors for service on the Board (excluding additional committee retainers, if any). This ownership guideline is initially calculated using the annual cash retainer for service as a director (but not including additional retainers associated with committee or Chairman service) as of the date the person first became subject to these guidelines as an outside director. The ownership guidelines were re-calculated based on applicable annual director retainers as of February 7, 2012 and will be recalculated each third year thereafter, and will be based on applicable annual Board retainer in effect on such calculation date. Outside directors are required to achieve the applicable level of ownership within three (3) years of the later of (a) February 11, 2009, and (b) the date the person first became a non-employee member of the Board.

A complete copy of the Company’s equity ownership guidelines is available at the Investor Relations Center on our website at http://investor.juniper.net/investor-relations/default.aspx.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of Juniper Networks common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. During fiscal 2013, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements, other than (i) one late filing for Mr. Sindhu relating to transactions that occurred on February 4, 2013, reporting the exercise of his stock options, and the acquisition of common stock received upon exercise of such stock options, (ii) one late filing for Mitchell Gaynor relating to transactions that occurred on February 15, 2013 reporting the issuance of common stock pursuant to the vesting of performance share awards and withholding of shares from the release of such awards for the payment of applicable income and payroll withholding taxes due, as well as the issuance of a performance share and restricted stock unit award and (iii) one late filing for Gene Zamiska relating to transactions that occurred on February 15, 2013 reporting the issuance of common stock pursuant to the vesting of performance share awards and withholding of shares from the release of such awards for the payment of applicable income and payroll withholding taxes due. In making this statement, we have relied upon examination of the copies of Forms 3, 4 and 5, and amendments thereto, provided to Juniper Networks and the written representations of its directors and executive officers.

Certain Relationships and Related Transactions

The Company’s Worldwide Code of Business Conduct and Ethics (the “Code”) requires that the Company’s employees, officers and directors avoid conducting Company business with a relative or significant other, or with a business in which a relative or significant other is associated in any significant role (as used in the Code, a “related party transaction”). If the related party transaction (as defined in the Code or applicable SEC and NYSE rules and regulations) involves the Company’s directors or executive officers or is determined by the Company’s Chief Financial Officer to be material to the

Company (or if applicable SEC or NYSE rules require approval by the Audit Committee), the Audit Committee of the Board, in accordance with the Code and its charter, must review and approve the matter in writing in advance of any such related party transactions.

Since the beginning of fiscal year 2013, Juniper Networks has not been a participant in a transaction in which any related person of Juniper Networks had or will have a direct or indirect material interest, as contemplated by Item 404(a) of Regulation S-K under the Exchange Act.

Juniper Networks, Inc. Notice of 2014 Annual Meeting and Proxy Statement	55

Report of the Audit Committee of the Board of Directors

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including establishing and maintaining adequate internal control over the Company’s financial reporting. The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for the audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held 21 meetings during fiscal year 2013.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.
2.	The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380), SAS 99 (Consideration of
Fraud in a Financial Statement Audit) and SEC rules discussed in Final Releases Nos. 33-8183 and 33-8183a.
3.	The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by PCAOB Ethics and Independence Rule 3526 (Rule 3526, “Communications with Audit Committees Concerning Independence”) and has discussed with the Company’s independent registered public accounting firm its independence.
4.	Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the Company’s audited financial statements for the fiscal year ended December 31, 2013 be included in Juniper Networks’ Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Robert M. Calderoni (Chairman)
Mary Cranston
Mercedes Johnson

Directions to Juniper Networks, Inc. Corporate Headquarters

1133 Innovation Way
Building A, Aristotle Conference Room
Sunnyvale, CA 94089

From San Francisco Airport:

  Travel south on Highway 101.
  Exit Highway 237 east in Sunnyvale.
  Exit Mathilda and turn left onto Mathilda Avenue.
  Continue on Mathilda Avenue and turn left onto Innovation Way.
  Juniper Networks’ Corporate Headquarters, Building A, will be on the right side.

From San Jose Airport and points south:

  Travel north on Highway 101 to Mathilda Avenue in Sunnyvale.
  Exit Mathilda Avenue north.
  Continue on Mathilda Avenue past Highway 237 and turn left onto Innovation Way.
  Juniper Networks’ Corporate Headquarters, Building A, will be on the right side.

From Oakland Airport and the East Bay:

  Travel south on Interstate 880 until you get to Milpitas.
  Turn right on Highway 237 west.
  Continue approximately 10-miles.
  Exit Mathilda Avenue and turn right at the stoplight (Mathilda Avenue).
  Continue on Mathilda Avenue and turn left onto Innovation Way.
  Juniper Networks’ Corporate Headquarters, Building A, will be on the right side.

JUNIPER NETWORKS, INC.
ATTN: INVESTOR RELATIONS
1194 N.MATHILDA AVENUE
SUNNYVALE, CA 94089-1206

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	For	Against	Abstain

01	Pradeep Sindhu	☐	☐	☐

02	Robert M. Calderoni	☐	☐	☐

03	Mary B. Cranston	☐	☐	☐

04	J. Michael Lawrie	☐	☐	☐

05	David Schlotterbeck	☐	☐	☐

06	Shaygan Kheradpir	☐	☐	☐

07	Kevin DeNuccio	☐	☐	☐

08	Gary Daichendt	☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)				☐

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	Ratification of Ernst & Young LLP, an independent registered public accounting firm, as auditors.	☐	☐	☐

3.	Approval of a non-binding advisory resolution on executive compensation.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The LTR/NPS/10K COMBO is/are available at www.proxyvote.com.

JUNIPER NETWORKS, INC.
2014 ANNUAL MEETING OF STOCKHOLDERS
Wednesday, May 21, 2014
9:00 a.m. Pacific time

Juniper Networks, Inc.
1133 Innovation Way
Building A, Aristotle Conference Room
Sunnyvale, CA 94089
Mailing Address: 1194 N. Mathilda Avenue, Sunnyvale, CA 94089

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 21, 2014.

This proxy will be voted as specified on the reverse side. If no choice is specified, the proxy will be voted ''FOR'' the election of the nominees on item 1, "FOR" items 2 and 3, and in the discretion of the proxies with respect to such other business as may properly come before the meeting.

By signing the proxy, you revoke all prior proxies and appoint Robyn M. Denholm and Mitchell L. Gaynor, and each of them, with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. The above named proxies are authorized to vote in their discretion upon such other matters as may properly come before the Annual Meeting or any adjournments thereof.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side